As filed with the Securities and Exchange Commission on October 14, 2025
Registration No. 333-290371

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM F-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Aurora Mobile Limited
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant’s name into English)

Cayman Islands (Stale or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
31/F, Block 12-A, Shenzhen Bay Science and Technology Ecological Park,
Nanshan District, Shenzhen, Guangdong 518057
People’s Republic of China
+86 755-8388-1462
(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, and telephone number of agent for service)

Copies to:
Shu Du, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
c/o 42/F, Edinburgh Tower, The Landmark
15 Queen’s Road, Central
Hong Kong
+852 3740-4700

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) wider the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards* provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
This amendment No. 1, or Amendment No. 1, to the registration statement on Form F-3 (Registration No. 333-290371) of Aurora Mobile Limited is being filed solely for the purpose of including language provided by Rule 473(b) of the Securities Act of 1933 for the automatic effectiveness of the registration statement 20 days following the filing of Amendment No. 1.
We currently have an existing shelf registration statement on Form F-3, File No. 333-260944, which initially became effective on September 30, 2022, or the prior registration statement. The prior registration statement expires on September 30, 2025 pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended, or the Securities Act. One of the offerings registered under the prior registration statement is the offering of our American Depositary Shares, or ADSs, under an at market issuance sales agreement (which agreement, as amended, is referred to herein as the “sales agreement”) we entered into with China Renaissance Securities (Hong Kong) Limited, as sales agent or principal. In accordance with the terms of the sales agreement, we may offer and sell our ADSs, every 3 of which represent 40 Class A common shares, par value US$0.0001 per share, of Aurora Mobile Limited, having an aggregate offering price of up to US$8,000,000 from time to time through or to the sales agent. As of the date of this prospectus, we have issued and sold 13,806 ADSs pursuant to the sales agreement under the prior registration statement, which results in up to US$7,833,151 of our ADSs that may be sold under the sales agreement and up to US$79,833,151 of our ADSs that may be sold under the prior registration statement. The sales agreement will be operative upon the effectiveness of this registration statement.
This registration statement contains two prospectuses:
•
a base prospectus, which covers the offering, issuance and sale by us of up to US$80 million of our Class A common shares including in the form of ADSs), preferred shares, warrants to purchase Class A common shares, including in the form of ADSs, subscription rights and a combination of such securities, separately or as units, in one or more offerings (collectively referred to as the “securities”); and

•
a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of US$8,000,000 of our ADSs that may be issued and sold under the sales agreement.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus, other than the shares to be issued and sold under the sales agreement, will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the sales agreement are specified in the sales agreement prospectus supplement immediately following the base prospectus.
The US$8,000,000 of ADSs that may be offered, issued and sold by us under the sales agreement prospectus supplement is included in the US$80 million of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement with China Renaissance Securities (Hong Kong) Limited, any portion of the US$8,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full US$8,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 14, 2025
Aurora Mobile Limited
Class A Common Shares
Preferred Shares
Warrants
Subscription Rights
Units
We may offer, issue and sell from time to time up to US$80,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A common shares, including in the form of American Depositary Shares, or ADSs, preferred shares, warrants to purchase Class A common shares, including in the form of ADSs, subscription rights and a combination of such securities, separately or as units, in one or more offerings. Three ADSs represent forty Class A common shares. This prospectus provides a general description of offerings of these securities that we may undertake.
We refer to our ADSs, Class A common shares, preferred shares, warrants, subscription rights and units collectively as “securities” in this prospectus.
Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.
In addition, this prospectus also covers the sale by certain selling shareholder described herein of up to an aggregate of 13,825,461 Class A common shares. We will not receive any of the proceeds from the sale of Class A common shares by the selling shareholder.
We may, from time to time, sell the securities, and the selling shareholder may, from time to time, sell the Class A common shares, including in the form of ADSs, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Global Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.
Our ADSs are listed on the Nasdaq Global Market under the symbol “JG.” On September 15, 2025, the closing price of our ADSs on the Nasdaq Global Market was US$9.65 per ADS. Three ADSs represent forty Class A common shares.
Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to our securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in our securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 16, in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus, and in any applicable prospectus supplement before making a decision to invest in our securities.
Aurora Mobile Limited is not an operating company in China but a Cayman Islands holding company with no equity ownership in its consolidated variable interest entity, or VIE. We conduct our operations in mainland China, primarily through our subsidiaries incorporated in mainland China, or mainland China subsidiaries, and the VIE with which we have maintained contractual arrangements. Our value-added telecommunications services businesses in mainland China have been conducted through the VIE in order to comply with the laws and regulations of mainland China, which restrict and impose conditions on foreign direct investment in companies involved in the provision of such businesses. Accordingly, we operate these businesses in mainland China through the VIE, and such structure is used to provide investors with exposure to foreign investment in China-based companies where laws and regulations in mainland China prohibit or

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
restrict direct foreign investment in certain operating companies, and rely on contractual arrangements among our mainland China subsidiaries, the VIE and their shareholders to control the business operations of the VIE. These contractual arrangements enable us to: (i) direct the activities of the VIE that most significantly impact its economic performance, (ii) receive the economic benefits of and absorb losses that could potentially be significant to the VIE in consideration for the services provided by our WFOE; and (iii) hold an exclusive option to purchase all or part of the equity interests in and assets of the VIE when and to the extent permitted by the laws of mainland China. Because of these contractual arrangements, we are considered the primary beneficiary of the VIE and hence consolidate its financial results with ours under U.S. GAAP for accounting purposes. Investors in our ADSs are not purchasing equity interest in our operating entities in mainland China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands. As used in this prospectus, “Aurora” refers to Aurora Mobile Limited, and “we,” “us,” “our company,” or “our” refers to Aurora Mobile Limited and its subsidiaries. We refer to Shenzhen Hexun Huagu Information Technology Co., Ltd., or Hexun Huagu, including its subsidiaries, as the “VIE,” and to JPush Information Consultation (Shenzhen) Co., Ltd., or Shenzhen JPush, as our “WFOE” in this prospectus.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. If the PRC government deems that our contractual arrangements with the VIE do not comply with regulatory restrictions of mainland China on foreign investment in certain industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our mainland China subsidiaries and VIE, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information — Risk Factors — Risks Related to Our Corporate Structure” of our annual report on Form 20-F for the fiscal year ended December 31, 2024, or the 2024 Form 20-F, which is incorporated herein by reference.
We and the VIE face various risks and uncertainties related to doing business in mainland China. Our and the VIE’s business operations are primarily conducted in mainland China, and we are subject to complex and evolving laws and regulations of mainland China. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as disclosed in this prospectus. This may impact our ability to conduct certain businesses, accept foreign investments, or list on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” of the 2024 Form 20-F.
PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, in this nature may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PRC government’s significant oversight over our or the VIE’s business operation could result in a material adverse change in our and the VIE’s operations and the value of our ADSs” of the 2024 Form 20-F.
Pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020 and further amended by the Consolidated Appropriations Act, 2023 signed into law on December 29, 2022, or the HFCAA, if the Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit our shares or our ADSs from being traded on a national securities exchange or in the over-the- counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. In April 2022, the SEC conclusively listed us as a “Commission-Identified Issuer” under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15,

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we were not identified as a Commission-Identified Issuer under the HFCAA after we filed the 2024 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of trading of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” of the 2024 Form 20-F.
We conduct our operations primarily through our WFOE and the VIE. As a result, Aurora’s ability to pay dividends depends upon dividends paid by our WFOE. If our WFOE or any newly formed mainland China subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our WFOE is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with mainland China’s accounting standards and regulations. Under the law of mainland China, each of our WFOE and the VIE is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, our WFOE may allocate a portion of its after-tax profits based on mainland China’s accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion, and the VIE may allocate a portion of its after-tax profits based on mainland China’s accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. For more details, see “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources — Holding Company Structure” and “Item 3. Key Information — Cash Flows through Our Organization” of the 2024 Form 20-F.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2025.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not, and the selling shareholder has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are not, and the selling shareholder is not, making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we and/or the selling shareholder may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and the selling shareholder may offer. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires, references to
“ADRs” are to the American depositary receipts which may evidence the ADSs;
“ADSs” refers to our American depositary shares, every 3 of which represent 40 Class A common shares; On December 11, 2023, we effected an ADS ratio change to adjust our common share to ADS ratio from 3 ADSs representing 2 Class A common shares to 3 ADSs representing 40 Class A common shares. Except otherwise stated, the ADS ratio change has been retrospectively applied for all periods presented in this prospectus;
“AI” refers to artificial intelligence;
“Aurora” refers to Aurora Mobile Limited, our Cayman Islands holding company;
“BVI” refers to the British Virgin Islands;
“China” or the “PRC” refers to the People’s Republic of China, including Hong Kong and Macau;
“Class A common shares” refers to our Class A common shares of par value US$0.0001 per share;
“Class B common shares” refers to our Class B common shares of par value US$0.0001 per share;
“common shares” refers to our common shares, par value US$0.0001 per share;
“cumulative app installations” as of a certain date are to the cumulative number of apps that have installed one or more of the SDKs offered as part of our developer services as of the same date;
“customers” in a given period are to those that purchase at least one of our paid-for SAAS Businesses or targeted marketing during the same period. We treat each contracting party as a separate customer although it is possible that a company may have more than one contracting party to enter into contracts with us and multiple entities within one corporate group may use the same contracting party to enter into contracts with us;
“GAAP” or “U.S. GAAP” are to accounting principles generally accepted in the United States of America;
“SAAS Businesses” refers to our developer services and vertical applications;
“VIE” refers to Shenzhen Hexun Huagu Information Technology Co., Ltd., or Hexun Huagu, including its subsidiaries, Wuhan SendCloud Technology Co., Ltd., or Wuhan SendCloud, and Ifaxin (Hubei) Cloud Co., Ltd., or Ifaxin;
“WFOE” refers to JPush Information Consultation (Shenzhen) Co., Ltd., or Shenzhen JPush;
“RMB” and “Renminbi” refer to the legal currency of mainland China;

“SAAS” refers to Software-as-a-Service;
“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States; and
“we,” “us,” “our company” and “our” refer to Aurora Mobile Limited, our Cayman Islands holding company, and its subsidiaries.
Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus are made at a rate of RMB7.1636 to US$1.00, the exchange rate in effect as of June 30, 2025 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all.
References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:
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our goals and strategies;

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our future business development, financial conditions and results of operations;

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our ability to continually develop new technology, services and products and keep up with changes in the industries in which we operate;

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the expected growth of the mobile internet industry and the mobile app developer services market in China;

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the expected growing application of big data technology in China, including in areas such as mobile online marketing, financial risk management, and market intelligence services;

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our expectations regarding demand for and market acceptance of our SAAS Businesses;

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our ability to protect and enforce our intellectual property rights;

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our expectations regarding our relationships with app developers, customers, strategic partners and other stakeholders;

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competition in our industry;

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government policies and regulations relating to our industry; and

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fluctuations in general economic and business conditions in China and globally.

The forward-looking statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any applicable prospectus supplement.
We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any applicable prospectus supplement for a more complete discussion of the risks of an investment in our securities. We qualify all of our forward-looking statements by these cautionary statements. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

OUR COMPANY
Overview
We are a leading provider of customer engagement and marketing technology services in mainland China. Through our developer services, we gain access to, aggregate, cleanse, structure and encrypt vast amounts of real-time and anonymous device-level mobile behavioral data. We utilize artificial intelligence, or AI, and machine learning to derive actionable insights and knowledge from this data, enabling our customers to make better business decisions. We are proud to have received “Golden Sailing Award” from GICC 2024,” “Equal Ocean 2024 GoGlobal Software Services Top 10,” “The Most Investment-worthy Artificial Intelligence Award” by the Shenzhen Artificial Intelligence Industry Association (GPTBots), the “Top 50 Service Institutions for Chinese Enterprises’ Overseas Expansion” awarded by China Overseas Development Association, the “2024 Technological Innovation Leadership Award” awarded by the 13th CFC Financial Summit and 2024 Amazing Innovation and Entrepreneurs Festival, the “Outstanding Enterprise Award for Digital Services” awarded by the 8th FMCG Retail Consumer Goods Digital Summit, the “2023 Industry Information Technology Application Leading Enterprise” from 2023 Sixth Conference on Application Innovation of Information Technology Industry, the “Outstanding SDK Product Case” awarded by China Academy of Information and Communications Technology, the “2023 Shenzhen Data Exchange Brand Data Provider” awarded by the Shenzhen Data Exchange, the “2023 Golden Sea Award for high-quality service providers supporting Chinese enterprises’ overseas business (EngageLab)” from the 7th GGCC Global Game Cooperation Conference, and the “Data Security and Personal Information Protection Innovative Practice Case” awarded by the 2023 China Network Civilization Conference.
We provide a comprehensive suite of services to mobile app developers in mainland China. Our developer services easily integrate with all types of mobile apps and provide core in-app functionalities needed by developers, including push notification, instant messaging, analytics, sharing and short message service, or SMS, one-click verification, and other services under JG Alliance. Our services had been used by approximately 767,000 mobile app developers in a great variety of industries, such as media, entertainment, gaming, financial services, tourism, ecommerce, and education, as of December 31, 2024. We are the partner of choice for many major internet companies, as well as many leading brands in various industries. The number of mobile apps utilizing at least one of our developer services, or the cumulative app installations, increased from over 1,871,000 as of December 31, 2022 to over 1,919,000 as of December 31, 2023, and further to over 1,960,000 as of December 31, 2024.
Since our inception through December 31, 2024, we have accumulated data from over 78.6 billion installations of our software development kits, or SDKs, as part of our developer services. We only gain access to selected anonymous device-level data that is necessary for, and relevant to, the services provided. Once the original mobile behavioral data is collected, our data processing platform then stores, cleanses, structures and encrypts data for AI-powered modeling exercises in an aggregated and anonymized fashion. Our developer services can be integrated into multiple apps on the same device, which allows us to receive device-based data from different and multiple dimensions, both online and offline. We believe that our data is differentiated in its volume, variety, velocity and veracity.
AI and machine learning are the key technologies we utilize to gain actionable and marketing effective insights from our data and to develop and refine our vertical applications. Leveraging these technologies built upon our massive and quality data foundation, we have developed a variety of solutions that offer industry-specific, actionable insights for customers in a number of different areas with a primary focus on market intelligence and financial risk management. Our solutions include:
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Market intelligence:   We provide investment funds and corporations with real-time market intelligence solutions, such as our product iApp, which provides analysis and statistical results on the usage and trends of mobile apps in China.

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Financial risk management:   We assist financial institutions, licensed lenders and credit card companies in making informed lending and credit decisions.

We refer to the developer services and vertical applications collectively as the “SAAS Businesses.”

We operate and generate revenue from SAAS Businesses. We have built a robust technology infrastructure to support the usage of SAAS Businesses on a real-time basis. Our cloud servers are strategically located around the country to provide high-quality and cost-effective services across all telecom providers. This extensive and carefully designed server network allows us to provide customers with real-time access and usage of our Software-as-a-service, or SAAS, products with great stability, immense speed and high reliability.
Recent Developments
On May 14, 2025, we entered into an at market issuance sales agreement with China Renaissance Securities (Hong Kong) Limited, as sales agent or principal pursuant to which we may offer and sell our ADSs having an aggregate offering price of up to US$8,000,000 from time to time through or to the sales agent. As of the date of this prospectus, we have issued and sold 13,806 ADSs pursuant to the sales agreement.
Our Holding Company Structure and Contractual Arrangements with the VIE
Aurora Mobile Limited is not an operating company in China but a Cayman Islands holding company with no equity ownership in its consolidated variable interest entity, or the VIE. We conduct our operations in mainland China primarily through our subsidiaries incorporated in mainland China, or mainland China subsidiaries, and the VIE with which we have maintained contractual arrangements. Our value-added telecommunications services businesses in mainland China have been conducted through the VIE in order to comply with the laws and regulations of mainland China, which restrict and impose conditions on foreign direct investment in companies involved in the provision of such businesses. Accordingly, we operate these businesses in mainland China through the VIE, and such structure is used to provide investors with exposure to foreign investment in China-based companies where laws and regulations in mainland China prohibit or restrict direct foreign investment in certain operating companies, and rely on contractual arrangements among our mainland China subsidiaries, the VIE and their shareholders to control the business operations of the VIE. Investors in our ADSs are not purchasing equity interest in our operating entities in mainland China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands.
We, through our WFOE, have entered into a series of contractual arrangements with the VIE and the nominee shareholders of the VIE. These contractual arrangements enable us to: (i) direct the activities of the VIE that most significantly impact its economic performance, (ii) receive the economic benefits of and absorb losses that could potentially be significant to the VIE in consideration for the services provided by our WFOE; and (iii) hold an exclusive option to purchase all or part of the equity interests in and assets of the VIE when and to the extent permitted by the laws of mainland China. Because of these contractual arrangements, we are considered the primary beneficiary of the VIE and hence consolidate its financial results with ours under U.S. GAAP for accounting purposes. In 2022, 2023 and 2024, we derived 96.7%, 95.0% and 90.7% of our external revenues from the VIE, respectively.
These contractual agreements include exclusive option agreements, exclusive business cooperation agreement, financial support agreement, shareholder voting proxy agreement and equity interest pledge agreements. Pursuant to the exclusive option agreements, each shareholder of the VIE has irrevocably granted our WFOE an exclusive option to purchase all or part of his equity interests in the VIE, and the VIE has irrevocably granted our WFOE an exclusive option to purchase all or part of its assets. Pursuant to the exclusive business cooperation agreement, our WFOE has the exclusive right to provide the VIE comprehensive business support, technical services, consulting services and other services. Pursuant to the financial support agreement, we undertake to provide unlimited financial support to the VIE to the extent permissible under the applicable laws and regulations of mainland China, whether or not any operational loss is actually incurred by the VIE. Each of the shareholders of the VIE has also executed a shareholder voting proxy agreement to irrevocably authorize our company to act as his attorney-in-fact to exercise all of his rights as a shareholder of the VIE. Pursuant to the equity interest pledge agreements, the shareholders of the VIE have pledged 100% equity interests in the VIE to our WFOE to guarantee performance by the shareholders of their obligations under the exclusive option agreements, the shareholder voting proxy agreement and the financial support agreement, as well as the performance by the VIE of its obligations under the exclusive business cooperation agreement and the exclusive option agreements. For a summary of the material provisions of the contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure” of the 2024 Form 20-F.
However, the contractual arrangements may not be as effective as direct ownership in directing the business operations of the VIE and we may incur substantial costs to enforce the terms of the arrangements.
In addition, these agreements have not been tested in mainland China courts. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — We rely on contractual arrangements with the VIE and its shareholders for substantially all of our business operations, which may not be as effective as direct ownership” and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — The shareholders of the VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition” of the 2024 Form 20-F.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. If the PRC government deems that our contractual arrangements with the VIE do not comply with regulatory restrictions of mainland China on foreign investment in certain industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our mainland China subsidiaries and VIE, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” of the 2024 Form 20-F.
In addition, the VIE is owned principally by Mr. Weidong Luo, who holds 80% of the equity interest in the VIE. Mr. Luo also has 75.7% of the total voting power of Aurora. Accordingly, the enforceability of the various contracts described above by our company against the VIE is dependent upon Mr. Luo. If he fails to perform his obligations under the contractual arrangements, we could be unable to enforce the contractual arrangements that enable us to direct the business operations of the VIE. If this happens, we would need to deconsolidate the VIE. The majority of our assets, including the necessary licenses to conduct business in mainland China are held by the VIE. A significant part of our revenues is generated by the VIE. An event that results in the deconsolidation of the VIE would have a material effect on our operations and result in the value of the securities diminish substantially or even become worthless. For a detailed description of the risks associated with our corporate structure, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” of the 2024 Form 20-F.

The following chart illustrates our corporate structure, including our significant subsidiaries and consolidated variable interest entity as of the date of this prospectus:

Note:
(1)
Mr. Weidong Luo, our founder, chairman of our board of directors, chief executive officer and a principal beneficial owner of the shares of our company, holds 80% equity interests in the VIE. Mr. Guangyan Chen, our general manager, holds 20% equity interests in the VIE.

Permissions Required from the PRC Authorities for Our Operations
We conduct our business in mainland China through our subsidiaries and the VIE in mainland China. The operations of our subsidiaries and the VIE in mainland China are governed by laws and regulations of mainland China. The VIE is required to obtain and maintain applicable licenses and approvals from different regulatory authorities to provide their current services. Under the current regulatory scheme of mainland China, a number of regulatory agencies, including, but not limited to, the Ministry of Industry and Information Technology, and Cyberspace Administration of China, jointly regulate all major aspects of the internet industry, including the mobile internet business. Operators must obtain government approvals and licenses for telecommunications business. The VIE also provides mobile app data analysis product to both domestic and foreign financial industry clients, and may be considered as engaging in foreign-related investigation business. As such, under the current regulatory scheme of mainland China, the VIE may be required to obtain a foreign-related investigation license. The VIE obtained a foreign-related investigation license in April 2022. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations on Telecommunications Services and Foreign Ownership Restrictions” and “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations on Foreign-related Investigation” of the 2024 Form 20-F.
The VIE may also be required to obtain the personal credit reporting business license. The PRC government has adopted several regulations governing personal credit reporting businesses. According to the Administrative Regulations on the Credit Reporting Industry, which was promulgated by the State

Council and became effective in 2013, “personal credit reporting business” means the activities of collecting, organizing, storing and processing “information related to the credit standing” of individuals as well as providing the information to others, and a “credit reporting agency” refers to a duly established agency whose primary business is credit reporting. Under the Administrative Regulations on the Credit Reporting Industry and the Administrative Measures for Credit Reporting Agencies, the latter of which was promulgated by the People’s Bank of China and became effective in 2013, no entity may engage in personal credit reporting business without approval by the credit reporting industry regulatory department under the State Council. On September 27, 2021, the People’s Bank of China promulgated the Administrative Measures for Credit Information Services, which took effect on January 1, 2022. Pursuant to these measures, Credit Information Services, shall mean the collection, sorting, retention, and processing of credit information of enterprises and individuals, and the provision of the foregoing information to information users. Credit information, shall mean the basic individual information, lending information and other information used for identification and determination of creditworthiness status of enterprises and individuals, and collected pursuant to the law for the purpose of providing services for financial activities, as well as the analyzed and evaluated information formed based on the foregoing information. Persons engaging in personal credit information services shall obtain the personal credit information organization license issued by the People’s Bank of China pursuant to these measures. The VIE provides financial risk management solutions to financial institutions as well as emerging technology companies based on device-level mobile behavior data. Due to the lack of further interpretations of the current regulations governing personal credit reporting businesses, the exact definition and scope of “information related to credit standing” and “personal credit reporting business” under the current regulations are unclear. It is therefore uncertain whether the VIE would be deemed to engage in personal credit reporting business because of the VIE’s financial risk management solutions. As of the date of this prospectus, we and the VIE have not been subject to any fines or other penalties under any laws or regulations of mainland China related to personal credit reporting business. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations on Credit Reporting” of the 2024 Form 20-F. Given the uncertainties of interpretation and implementation of laws and regulations and the enforcement practice by government authorities, we and the VIE may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We and the VIE may be adversely affected by the complexity, uncertainties and changes in the regulation of internet-related businesses and companies in mainland China, and any lack of requisite approvals, licenses or permits applicable to our and the VIE’s business may have a material adverse effect on our and the VIE’s business and results of operations” of the 2024 Form 20-F.
As of the date of this prospectus, and except as otherwise disclosed in this prospectus, our mainland China subsidiaries and the VIE have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company and the VIE in mainland China, including, among others, four value-added telecommunication business licenses covering different scope of operations and a foreign-related investigation license.
In addition, the PRC government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. On December 28, 2021, the Cyberspace Administration of China, together with other authorities, jointly promulgated the Measures for Cybersecurity Reviews, which became effective on February 15, 2022. Pursuant to these measures, critical information infrastructure operators that procure internet products and services must be subject to the cybersecurity review if their activities affect or may affect national security. These measures further stipulate that network platform operators that hold personal information of over one million users shall apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. These measures remain unclear on whether the requirements will be applicable to further equity or debt offerings by companies that have completed the initial public offering in the United States. In addition to the potential review before foreign listings, the Cyberspace Administration of China has the discretion to initiate cybersecurity review on data processing activities which are deemed to affect or may affect national security. Thus, we cannot preclude the possibility that we would be subject to such ex officio security reviews, and it is uncertain whether the fact of us being listed in the United States would increase such a possibility. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Our and the VIE’s business generates and processes a large amount of data, and we and the VIE are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our and the VIE’s business and prospects” of the 2024 Form 20-F.
Under the Measures for Cybersecurity Reviews and other cybersecurity laws and regulations of mainland China, critical information infrastructure operators that intend to purchase internet products and services that affect or may affect national security must be subject to the cybersecurity review. As advised by our PRC legal counsel, the PRC governmental authorities may have wide discretion in the interpretation and enforcement of these laws, including the interpretation of the scope of “critical information infrastructure operators.” See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations on Information Security — Regulations on Personal Information Protection” of the 2024 Form 20-F. In addition, these measures also stipulate that any internet platform operator carrying out data processing activities that affect or may affect national security should also be subject to the cybersecurity review. In anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our and the VIE’s business, we and the VIE face potential risks if we and the VIE are deemed as a critical information infrastructure operator under the cybersecurity laws and regulations of mainland China. In such case, we and the VIE must fulfill certain obligations as required under the cybersecurity laws and regulations of mainland China, including, among others, storing personal information and important data collected and produced within the mainland China territory during our operations in mainland China, which we and the VIE have fulfilled in our and the VIE’s business, and we and the VIE may be subject to review when purchasing internet products and services. We and the VIE may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we and the VIE have not been involved in any investigations on cybersecurity review made by the Cyberspace Administration of China on such basis, and we and the VIE have not received any inquiry, notice, warning, or sanctions in such respect.
On July 6, 2021, the PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the establishment of regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. Official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under rules, regulations or policies of mainland China, and, if required, we and the VIE cannot predict whether or how soon we will be able to obtain such approval” of the 2024 Form 20-F.
On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, which took effective on March 31, 2023. According to these measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedure, such domestic company may be subject to administrative penalties; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. Further, at the press conference held for these measures on February 17, 2023, officials from the CSRC clarified that the PRC domestic companies that have already been listed overseas on or before the effective date of these measures (i.e., March 31, 2021) shall be deemed as existing issuers. Existing issuers are not required to complete the filing procedures immediately but shall carry out filing procedures as required if they subsequently seek to conduct an offering in an overseas market or are otherwise involved in circumstances that require filing with the CSRC. Therefore, we are required to submit a filing with the CSRC within three business days after the completion of any future offering made pursuant to this prospectus. The officials from the CSRC have also confirmed that for the PRC domestic companies that seek to list overseas with a VIE structure, the CSRC will solicit opinions from regulatory authorities and complete the filing of the overseas listing of companies with VIE structure which meet the compliance requirements.
On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, which took effect on March 31, 2023. Pursuant to these provisions, domestic companies that seek for overseas offering and listing shall strictly abide by applicable laws and regulations of the PRC and these provisions, enhance legal awareness of keeping state secrets and strengthening archives administration, institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations. Such domestic companies shall not leak any state secret and working secret of government agencies, or harm national security and public interest. Furthermore, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to individuals or entities including securities companies, securities service providers and overseas regulators, any document and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. Moreover, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill procedures stipulated by applicable national regulations. These provisions also stipulate that a domestic company that provides accounting archives or copies of accounting archives to any entities including securities companies, securities service providers and overseas regulators and individuals shall fulfill due procedures in compliance with applicable national regulations.
Other than the CSRC filing we are required to make within three business days after the completion of any future offering made pursuant to this prospectus, we and the VIE (i) are not required to obtain permissions from the CSRC, and (ii) have not been asked to obtain or denied such and other permissions by any PRC government authority, in connection with this offering under prevailing PRC laws, regulations and rules as of the date of this prospectus. As of the date of this prospectus, we and the VIE have not received any inquiry, notice, warning, or sanctions regarding offshore offering from the CSRC or any other PRC governmental authorities.
We and the VIE are subject to the risks of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that the permission or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we and the VIE are required to obtain approvals in the future. If we or the VIE do not receive or maintain the requisite permissions or approvals, or if we inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change such that we and the VIE are required to obtain permission or approval in the future, we and the VIE may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our and the VIE’s operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020 and further amended by the Consolidated Appropriations Act, 2023 signed into law on December 29, 2022, or the HFCAA, if the Securities and Exchange Commission, or the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the- counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. In April 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we were not identified as a Commission-Identified Issuer under the HFCAA after we filed the 2024 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of trading of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” of the 2024 Form 20-F.
Cash Flows through Our Organization
Aurora is a holding company with no material operations of its own. We conduct our operations primarily through our WFOE and the VIE. As a result, Aurora’s ability to pay dividends depends upon dividends paid by our WFOE. If our WFOE or any newly formed mainland China subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our WFOE is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with mainland China’s accounting standards and regulations. Under the law of mainland China, each of our WFOE and the VIE is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, our WFOE may allocate a portion of its after-tax profits based on mainland China’s accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion, and the VIE may allocate a portion of its after-tax profits based on mainland China’s accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. For more details, see “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources — Holding Company Structure” of the 2024 Form 20-F.
Under laws and regulations of mainland China, our mainland China subsidiaries and the VIE are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned company out of mainland China is subject to examination by the banks designated by the State Administration of Foreign Exchange, or the SAFE. Our WFOE has not paid dividends and will not be able to pay dividends until it generates accumulated profits and meets the requirements for statutory reserve funds. As of the date of this prospectus, no subsidiaries paid dividends or made other distributions to the holding company, and no dividends or distributions were paid or made to our investors. The net liabilities of the VIE, in which we have no legal ownership, amounted to RMB358 million, RMB398 million and RMB159 million (US$22 million) as of December 31, 2022, 2023 and 2024, respectively. For restrictions and limitations on our ability to distribute earnings from our businesses, including subsidiaries and the VIE, to Aurora and investors as well as the ability to settle amounts owed under the VIE agreements, see “Item 3. Key Information — D. Risk Factors — Risks Related to

Doing Business in China — The regulation of mainland China on loans to and direct investment in mainland China entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our initial public offering to make loans or additional capital contributions to our mainland China subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business,” “— We may rely on dividends and other distributions on equity paid by our mainland China subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our mainland China subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business” and “— Governmental control of currency conversion may limit our ability to utilize our cash balance effectively and affect the value of your investment” of the 2024 Form 20-F.
Our subsidiaries and the VIE conduct business transactions that include provision of services and intercompany loans, and collection of employee’s individual income tax from the exercise of share options, subject to satisfaction of applicable government registration and approval requirements. The cash flows that occurred between our subsidiaries and the VIE are summarized below:
	For the year ended December 31,
	2022	2023	2024
	(RMB in thousands)
Repayment of loans and interests by the VIE to our WFOE, JPush Information Consulting (Shenzhen) Co., Ltd.	80,620	65,532	—
Employee’s individual income tax from the exercise of share options from our WFOE, JPush Information Consulting (Shenzhen) Co., Ltd. to the VIE	52	16	12
Intercompany receivables from VIE and VIE’s subsidiaries to WFOE and other subsidiaries	168,830	—	44,871
Intercompany receivables from WFOE and other subsidiaries to VIE and VIE’s subsidiaries	—	31,400	—
With respect to intercompany loans, the VIE didn’t receive cash from our WFOE for the years ended December 31, 2022, 2023 and 2024, and repaid cash to our WFOE amounted to RMB80.6 million, RMB65.5 million and nil for the years ended December 31, 2022, 2023 and 2024, respectively. With respect to the collection of employee’s individual income tax from the exercise of share options, the VIE received cash from our WFOE amounted to RMB52 thousand, RMB16 thousand and RMB12 thousand (US$2 thousand) for the years ended December 31, 2022, 2023 and 2024, respectively, which were then remitted to local tax authorities on behalf of our employees. With respect to intercompany receivables from the VIE to our subsidiaries, the VIE and VIE’s subsidiaries paid cash to our WFOE and other subsidiaries amounting to RMB168.8 million and RMB44.9 million (US$6.2 million) for the years ended December 31, 2022 and 2024, respectively, and received cash from our WFOE and other subsidiaries amounting to RMB31.4 million for the year ended December 31, 2023.
We have established stringent cash management policies and procedures for cash flows within our organization. Each transfer of funds among our Cayman Islands holding company, our subsidiaries and the VIE is subject to internal approval. In general, transfer of funds is required to be effected through online banking system. Cash is transferred through our organization primarily in the manner as follows: (i) Aurora may transfer funds to the WFOE, Shenzhen JPush, through its Hong Kong subsidiary, KK Mobile Investment Limited, by additional capital contributions or shareholder loans, as the case may be, (ii) the WFOE may provide loans to the VIE, subject to statutory limits and restrictions, (iii) the VIE may repay loans to the WFOE at a fixed annual rate, and (iv) the WFOE may make dividends or other distributions to Aurora through KK Mobile Investment Limited. Our management is directly supervising cash management. The VIE initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to the finance department. The cashier specialists of our financial department examine the needs of cash and submit it to the director of financial department or the CEO for final approval. To ensure liquidity, there is no limit on the amount of cash that can be transferred through our organization. However, the annual cash flow plan between the VIE and our WFOE will be determined based on our annual business objectives approved by the board of directors and approved by the CEO. In addition, we monitor our cash balance on a daily basis and conduct periodic review on our cash holdings. See “— Our Holding Company Structure and Contractual Arrangements with the VIE” and “— Financial Information Related to the VIE, Parent and Its Subsidiaries” of the 2024 Form 20-F.
Aurora has not declared or paid any cash dividends, nor does it has any present plan to pay any cash dividends on our common shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Dividend Policy” of the 2024 Form 20-F. For mainland China and United States federal income tax considerations of an investment in our ADSs, see “Item 10. Additional Information — E. Taxation” of the 2024 Form 20-F.
Summary of Risk Factors
Investing in our ADSs involves significant risks. You should carefully consider all of the information in this registration statement before making an investment in our ADSs. Below please find a summary of the principal risks we face, organized under relevant headings. The risks are discussed more fully in “Risk Factors” of the 2024 Form 20-F, which is incorporated herein by reference and in this prospectus.
Risks Related to Our Business and Industry
We and the VIE are subject to risks and uncertainties related to our and the VIE’s business and industry, including, but not limited to, the following:
•
Our historical performance may not be indicative of our future performance;

•
We have incurred net losses, which we may continue to experience in the future;

•
If we cannot successfully execute our strategy and continue to develop and effectively market SAAS Businesses and our other business initiatives that anticipate and respond to the needs of app developers and our customers, our business, operating results and financial condition may suffer;

•
If we are not able to continue to gain access to mobile data in the future, our business, operating results and financial condition could be materially and adversely affected;

•
If the market for our SAAS Businesses and other business initiatives develops more slowly than we expect, our operating results could be harmed;

•
Our and the VIE’s business generates and processes a large amount of data, and we and the VIE are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our and the VIE’s business and prospects;

•
Our business depends on strong brand and failing to maintain and enhance our brand would hurt our ability to expand our base of app developers and customers;

•
The artificial intelligence industry is subject to evolving and extensive regulations. The adoption and use of artificial intelligence in our product offerings may subject us to potential infringement claims and increase our regulatory compliance costs;

•
If we fail to keep up with rapid changes in technologies, our future success may be adversely affected; and

•
We may not be able to compete successfully with our current or future competitors.

Risks Related to Our Corporate Structure
We and the VIE are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:
•
Aurora is a Cayman Islands holding company with no equity ownership in the VIE, and we conduct our operations in mainland China primarily through (i) our mainland China subsidiary and (ii) the VIE with which we have maintained contractual arrangements. Investors in our ADSs thus are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government finds that the agreements that establish the structure for operating some of our or the VIE’s business operations in mainland China do not comply with regulations of mainland China relating to certain industries, or if these regulations or the interpretation of existing regulations change in the future, we and the VIE could be subject to severe penalties, or be forced to relinquish interest in those operations. Our holding company in the Cayman Islands, our mainland China subsidiary, the VIE, and investors of Aurora face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole;
•
We rely on contractual arrangements with the VIE and its shareholders for substantially all of our business operations, which may not be as effective as direct ownership. We rely on the performance by the VIE and its shareholders of their obligations under the contracts to direct the business operations of the VIE. However, the shareholders of the VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIE;

•
Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business. If the VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under the law of mainland China, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be effective under the law of mainland China; and

•
The shareholders of the VIE may have potential conflicts of interest with Aurora, which may materially and adversely affect our business and financial condition. These shareholders may breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE, which would have a material and adverse effect on our ability to direct the business operations of the VIE and receive economic benefits from them. If we cannot resolve any conflict of interest or dispute between us and the shareholders of the VIE, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Risks Related to Doing Business in China
We and the VIE face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:
•
Changes in mainland China’s economic, political or social conditions or government policies could have a material adverse effect on our and the VIE’s business and operations. The enforcement of laws and rules and regulations in China may change quickly with little advance notice, which could result in a material adverse change in our and the VIE’s operations and the value of our ADSs;

•
We and the VIE may be adversely affected by the complexity, uncertainties and changes in the regulation of internet-related businesses and companies in mainland China, and any lack of requisite approvals, licenses or permits applicable to our and the VIE’s business may have a material adverse effect on our and the VIE’s business and results of operations;

•
The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under the rules, regulations or policies of mainland China, and, if required, we and the VIE cannot predict whether or how soon we will be able to obtain such approval. Any failure to obtain or delay in obtaining the requisite governmental approval for an offering, or a rescission of such approval, would subject us and the VIE to sanctions imposed by the PRC regulatory authority;

•
The PRC government’s significant oversight over our or the VIE’s business operation could result in a material adverse change in our and the VIE’s operations and the value of our ADSs. The PRC government may intervene or influence our and the VIE’s operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless;
•
The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections; and

•
Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. In April 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we were not identified as a Commission-Identified Issuer under the HFCAA after we filed the 2024 Form 20-F.

Risks Related to our ADSs
We face risks and uncertainties related to our ADSs, including, but not limited to, the following:
•
The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors; and

•
Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A common shares and the ADSs may view as beneficial.

Corporate Information
Our principal executive offices are located at 31/F, Block 12-A, Shenzhen Bay Science and Technology Ecological Park, Nanshan District, Shenzhen, Guangdong 518057, People’s Republic of China. Our telephone number at this address is +86 755-8388-1462. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711.
SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. You can also find information on our website https://ir.jiguang.cn. The information contained on our website is not a part of this prospectus.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described below and in the 2024 Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.
The current tensions in international trade and rising political tensions may adversely impact our business, financial condition, and results of operations.
There have been heightened tensions in international economic relations in recent years and these tensions may continue to escalate in the future. These tensions have resulted in changes in international trade policies and, as they further escalate, may result in additional barriers to trade. For example, the tensions between the United States and China in recent years have led to additional, or higher tariffs imposed by the United States on products imported from China and restrictions on the sale of certain products into the United States. China has responded by imposing, and proposing to impose additional, or higher tariffs on products imported from the United States, among other measures. In addition, international political tensions have escalated and continue to be subject to uncertainties with respect to a wide range of issues. Should we or any of our major business partners become subject to sanctions or restrictions by the U.S. government, our business may be adversely affected. The U.S. government has also adopted measures aiming to prohibit or restrict U.S. investment in China-associated companies that operate in certain industries. Rising political tensions could reduce levels of trades, investments, technological exchanges, and other economic activities, which would materially and adversely affect the global economic conditions and the stability of global financial markets. These developments may also lead to increased compliance costs, operational disruptions, and potential constraints on our access to capital markets. The possibility of the U.S. government delisting China-associated companies from U.S. stock exchanges, as recently reported in the media, creates uncertainty regarding our ability to maintain our Nasdaq listing. Any further escalation of international tensions may have a negative impact on the general, economic, political, and social conditions of the countries where we operate and, in turn, adversely impact our business, financial condition, and results of operations.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).
We will not receive any proceeds from the sale or other distribution of our securities by the selling shareholder.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2025 on an actual basis.
This table should be read in conjunction with, and is qualified in its entirety by reference to, our unaudited interim condensed consolidated financial statements and the related notes, and other information and documents included in this prospectus.
	As of June 30, 2025
	Actual
	RMB	US$
	(in thousands)
Shareholders’ equity
Class A common shares (par value of US$0.0001 per share; 4,920,000,000 shares authorized, 63,256,460 shares issued and outstanding as of June 30, 2025)	40	5
Class B common shares (par value of US$0.0001 per share; 30,000,000 shares authorized, 17,000,189 shares issued and outstanding as of June 30, 2025)	11	2
Treasury shares (833,768 class A common shares as of June 30, 2025)	(4,319)	(603)
Additional paid-in capital	1,047,406	146,212
Accumulated deficit	(998,288)	(139,356)
Accumulated other comprehensive income	19,770	2,760
Total Aurora Mobile Limited’s shareholders’ equity	64,620	9,020
Noncontrolling interests	32,937	4,598
Total shareholders’ equity	97,557	13,618
Total capitalization	97,557	13,618
On May 14, 2025, we entered into an at market issuance sales agreement with China Renaissance Securities (Hong Kong) Limited, as sales agent or principal pursuant to which we may offer and sell our ADSs having an aggregate offering price of up to US$8,000,000 from time to time through or to the sales agent. During the period from June 30, 2025 until the date of this prospectus, we have issued and sold 13,806 ADSs pursuant to the sales agreement.

CERTAIN FINANCIAL INFORMATION
Financial Results
The following unaudited interim condensed consolidated statements of comprehensive loss data for the six months ended June 30, 2024 and 2025, and unaudited interim condensed consolidated balance sheet data as of December 31, 2024 and June 30, 2025 have been prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.
The following table presents our unaudited interim condensed consolidated statements of comprehensive loss data for the periods indicated:
	Six months ended June 30,
	2024	2025
	RMB	RMB	US$
	(in thousands)
Revenues	143,965	178,821	24,962
Cost of revenues	(44,822)	(60,332)	(8,422)
Gross profit	99,143	118,489	16,540
Operating expenses:
Research and development	(46,333)	(50,565)	(7,059)
Sales and marketing	(37,869)	(45,954)	(6,415)
General and administrative	(23,609)	(24,866)	(3,471)
Total operating expenses	(107,811)	(121,385)	(16,945)
Other operating income	2,634	407	57
Loss from operations	(6,034)	(2,489)	(348)
Foreign exchange (loss)/income	(11)	181	25
Interest income	2,382	550	77
Interest expense	(48)	(45)	(6)
Gains from fair value change	38	111	15
Other (loss)/income	(5)	34	5
Loss before income taxes	(3,678)	(1,658)	(232)
Income tax (expenses)/benefits	(239)	546	76
Net loss	(3,917)	(1,112)	(156)
Less: net (loss)/income attributable to noncontrolling interests	(518)	1,461	204
Net loss attributable to Aurora Mobile Limited’s shareholders	(3,399)	(2,573)	(360)
Net loss per share for class A and class B common shares:
Class A and B common shares – basic and diluted	(0.04)	(0.03)	(0.00)
Weighted average shares used in computing net loss per share attributable to common shares:
Class A common shares – basic and diluted	62,645,540	63,325,008	63,325,008
Class B common shares – basic and diluted	17,000,189	17,000,189	17,000,189
Other comprehensive income/(loss)
Foreign currency translation adjustments	286	(270)	(38)
Total other comprehensive income/(loss), net of tax	286	(270)	(38)
Total comprehensive loss	(3,631)	(1,382)	(194)
Less: comprehensive (loss)/income attributable to noncontrolling interests	(518)	1,461	204
Comprehensive loss attributable to Aurora Mobile Limited’s shareholders	(3,113)	(2,843)	(398)

The following table presents our unaudited interim condensed consolidated balance sheet data for the periods indicated:
	As of
	December 31, 2024	June 30, 2025
	RMB	RMB	US$
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	119,171	119,422	16,671
Restricted cash	376	391	55
Accounts receivable	50,804	54,114	7,554
Prepayments and other current assets	14,264	16,503	2,302
Total current assets	184,615	190,430	26,582
Non-current assets:
Property and equipment, net	4,573	3,151	440
Operating lease right-of-use assets	17,146	17,399	2,429
Intangible assets, net	13,767	12,100	1,689
Goodwill	37,785	37,785	5,275
Long-term investments	113,506	113,339	15,822
Deferred tax assets	131	11	2
Other non-current assets	6,510	6,779	945
Total non-current assets	193,418	190,564	26,602
Total assets	378,033	380,994	53,184
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term loan	3,000	—	—
Accounts payable	32,691	38,387	5,359
Deferred revenue and customer deposits	147,111	156,095	21,790
Operating lease liabilities	4,461	4,766	665
Accrued liabilities and other current liabilities	74,370	68,449	9,555
Total current liabilities	261,633	267,697	37,369
Non-current liabilities:
Operating lease liabilities	13,376	13,055	1,822
Deferred tax liabilities	3,059	2,118	296
Other non-current liabilities	567	567	79
Total non-current liabilities	17,002	15,740	2,197
Total liabilities	278,635	283,437	39,566
Shareholders’ equity
Class A common shares	39	40	5
Class B common shares	11	11	2
Treasury shares	(1,674)	(4,319)	(603)
Additional paid-in capital	1,045,221	1,047,406	146,212
Accumulated deficit	(995,715)	(998,288)	(139,356)
Accumulated other comprehensive income	20,040	19,770	2,760
Total Aurora Mobile Limited’s shareholders’ equity	67,922	64,620	9,020
Noncontrolling interests	31,476	32,937	4,598
Total shareholders’ equity	99,398	97,557	13,618
Total liabilities and shareholders’ equity	378,033	380,994	53,184

Six months ended June 30, 2025 compared to six months ended June 30, 2024
Revenues
Our revenues increased by 24.2% from RMB144.0 million for the six months ended June 30, 2024 to RMB178.8 million (US$25.0 million) for the six months ended June 30, 2025. This increase was mainly due to the growth of demand and the increase in the number of customers.
•
Our revenues from Developer Services increased by 25.3% from RMB101.2 million for the six months ended June 30, 2024 to RMB126.7 million (US$17.7 million) for the six months ended June 30, 2025. In particular, the revenues from Value-Added-Services within Developer Services increased by 83.5% compared to the same six months of last year. This increase of revenues from Developer Services was primarily due to new customer acquisition and continuous product improvements, particularly the strong growth of overseas business.

•
Our revenues from Vertical Applications increased by 21.7% from RMB42.8 million for the six months ended June 30, 2024 to RMB52.1 million (US$7.3 million) for the six months ended June 30, 2025. This increase was primarily due to a rising demand for Financial Risk Management products.

Cost of revenues
Our cost of revenues increased by 34.6% from RMB44.8 million for the six months ended June 30, 2024 to RMB60.3 million (US$8.4 million) for the six months ended June 30, 2025. The increase was mainly due to a RMB8.0 million increase in media cost and a RMB6.9 million increase in service cost associated with Financial Risk Management business.
Gross profit
As a result of the foregoing, our total gross profit increased by 19.5% from RMB99.1 million for the six months ended June 30, 2024 to RMB118.5 million (US$16.5 million) for the six months ended June 30, 2025.
Operating expenses
Research and development expenses.   Our research and development expenses increased by 9.1% from RMB46.3 million for the six months ended June 30, 2024 to RMB50.6 million (US$7.1 million) for the six months ended June 30, 2025. The increase was primarily due to a RMB2.2 million increase in personnel costs, a RMB1.0 million increase in cloud cost and a RMB0.7 million increase in technical service fee.
Sales and marketing expenses.   Our sales and marketing expenses increased by 21.3% from RMB37.9 million for the six months ended June 30, 2024 to RMB46.0 million (US$6.4 million) for the six months ended June 30, 2025, mainly due to a RMB6.1 million increase in personnel cost, a RMB0.8 million increase in employee welfare, and a RMB0.7 million increase in travel and commercial expense.
General and administrative expenses.   Our general and administrative expenses increased by 5.3% from RMB23.6 million for the six months ended June 30, 2024 to RMB24.9 million (US$3.5 million) for the six months ended June 30, 2025. The increase was primarily due to a RMB1.0 million increase in personnel cost, a RMB0.7 million increase in loss on disposal of property and equipment. The impact was partially offset by a RMB1.1 million decrease in professional fees.
Other operating income
Other operating income, mainly represent the government grant income, decreased by 84.5% from RMB2.6 million for the six months ended June 30, 2024 to RMB0.4 million (US$57 thousand) for the six months ended June 30, 2025.
Loss from operations
As a result of the foregoing, we had loss from operations of RMB2.5 million (US$0.3 million) for the six months ended June 30, 2025, compared to loss from operations of RMB6.0 million for the six months ended June 30, 2024.

Net loss
As a result of the foregoing, we had net loss of RMB1.1 million (US$156 thousand) for the six months ended June 30, 2025, compared to net loss of RMB3.9 million for the six months ended June 30, 2024.
Non-GAAP Financial Measures
In evaluating the business, we consider and use two non-GAAP measures, adjusted net loss and adjusted EBITDA, as supplemental measures to review and assess our operating performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. We define adjusted net loss as net loss excluding share-based compensation. We define adjusted EBITDA as net loss excluding interest expense, depreciation of property and equipment, amortization of intangible assets, income tax expenses/(benefits) and share-based compensation.
We believe that adjusted net loss and adjusted EBITDA help identify underlying trends in our business that could otherwise be distorted by the effect of certain expenses that it includes in loss from operations and net loss. We also believe that adjusted net loss and adjusted EBITDA provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater visibility with respect to key metrics used by the management in their financial and operational decision-making.
The non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. The non-GAAP financial measures have limitations as analytical tools. One of the key limitations of using adjusted net loss and adjusted EBITDA is that they do not reflect all items of income and expense that affect the Company’s operations. Further, the non-GAAP financial measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore their comparability may be limited.
We compensate for these limitations by reconciling the non-GAAP financial measures to the nearest U.S. GAAP performance measure, all of which should be considered when evaluating our performance. We encourage you to review our financial information in its entirety and not rely on a single financial measure.
The following table reconciles our adjusted net loss to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is net loss, for the periods presented:
	For the six months ended June 30,
	2024	2025
	RMB	RMB	US$
	(in thousands)
Reconciliation of Net Loss to Adjusted Net Loss
Net loss	(3,917)	(1,112)	(156)
Add:
Share-based compensation	2,181	694	97
Adjusted net loss	(1,736)	(418)	(59)

The following table reconciles our adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is net loss, for the periods presented:
	For the six months ended June 30,
	2024	2025
	RMB	RMB	US$
	(in thousands)
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	(3,917)	(1,112)	(156)
Add:
Income tax expenses/(benefits)	239	(546)	(76)
Interest expense	48	45	6
Depreciation of property and equipment	751	498	70
Amortization of intangible assets	2,484	2,067	289
EBITDA	(395)	952	133
Add:
Share-based compensation	2,181	694	97
Adjusted EBITDA	1,786	1,646	230
Capital Expenditures
We incurred capital expenditures of RMB0.6 million (US$79 thousand) in the six months ended June 30, 2025. Our capital expenditures mainly included our payment for purchases of property and equipment, and intangible assets. We will continue to make such capital expenditures to support the expected growth of our business. We expect to meet these requirements primarily through our current cash holdings and cash flow from operations.

DESCRIPTION OF SHARE CAPITAL
Aurora Mobile Limited, or Aurora, is a Cayman Islands exempted company incorporated with limited liability and its affairs are governed by the seventh memorandum and articles of association of Aurora, adopted by special resolution passed on 27 June 2018 and effective immediately prior to the completion of the initial public offering of Aurora’s ADSs representing Aurora’s Class A common shares, which we refer to as our memorandum and articles of association below, the Companies Act (As Revised) of the Cayman Islands, as amended from time to time, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, the authorized share capital of Aurora is US$500,000 divided into 5,000,000,000 shares comprising of (i) 4,920,000,000 Class A common shares of a par value of US$0.0001 each, (ii) 30,000,000 Class B common shares of a par value of US$0.0001, and (iii) 50,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with our memorandum and articles of association.
Our Memorandum and Articles of Association
The following are summaries of material provisions of our current memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our common shares.
Objects of Aurora.   Under our memorandum and articles of association, the objects of Aurora are unrestricted and we have the full power and authority to carry out any object not prohibited by the Cayman Islands law.
Common Shares.   Our common shares are divided into Class A common shares and Class B common shares. Holders of our Class A common shares and Class B common shares will have the same rights except for voting and conversion rights. Our common shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
Conversion.   Each Class B common share is convertible into one Class A common share at any time by the holder thereof. Any number of Class B common shares will be automatically and immediately converted into an equal number of Class A common shares upon the occurrence of certain matters as set forth in our memorandum and articles of association, including (i) upon any direct or indirect sale, transfer, assignment or disposition of such number of Class B common shares by a holder thereof, or assignment of the voting power attached to such number of Class B common shares through voting proxy or otherwise, to any person other than an affiliate of such holder of Class B common shares, (ii) the direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class B common shares that is an entity to any person that is not an affiliate of such holder of Class B common shares; and (iii) our founder, Mr. Weidong Luo, ceasing to be the ultimate beneficial owner of any issued and outstanding Class B common shares. Class A common shares are not convertible into Class B common shares under any circumstances.
Dividends.   The holders of our common shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our memorandum and articles of association provide that dividends may be declared and paid out of Aurora’s profits, realized or unrealized, or from any reserve set aside from funds legally available for distribution. Under the laws of the Cayman Islands, Aurora may pay a dividend out of either profits or share premium account; provided that in no circumstances may a dividend be paid if this would result in Aurora being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights.   In respect of all matters subject to a shareholders’ vote at general meetings of Aurora, on a show of hands, every shareholder present in person or by proxy shall each have one vote, and on a poll, each holder of Class A common shares is entitled to one vote per share and each holder of Class B common shares is entitled to ten votes per share. Our Class A common shares and Class B common shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any shareholder holding not less than 10% of the votes attaching to the total common shares present in person or by proxy at the meeting.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the common shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding common shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Holders of the common shares may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by our chairman or our directors (acting by a resolution of the board of directors). Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all of our shares in issue and entitled to vote.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of Aurora that as of the date of the deposit carry the right to vote at general meetings, our board of directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Transfer of Common Shares.   Subject to the restrictions set out in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her common shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any common share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any common share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the common shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of common shares;

•
the instrument of transfer is properly stamped, if required;

•
in the case of a transfer to joint holders, the number of joint holders to whom the common share is to be transferred does not exceed four; and

•
a fee of such maximum sum as the Nasdaq Global Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register any transfer of shares, they shall, within three calendar months after the date on which the instrument of transfer was lodged with Aurora, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of the Nasdaq Global Market, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 calendar days in any calendar year.
Liquidation.   On the winding up of Aurora, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to Aurora for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders in respect of any moneys unpaid on their shares by a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by either our board of directors or by a special resolution of our shareholders. Aurora may also repurchase any of our shares (including any redeemable shares) on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of Aurora’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if Aurora can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, Aurora may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   If at any time, Aurora’s share capital is divided into different classes of shares, the rights attached to any class of shares, subject to any rights or restrictions for the time being attached to any class, may only be materially adversely varied with the consent in writing of all the holders of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to or the redemption or purchase of such existing class of shares. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Issuance of Additional Shares.   Our articles of association authorizes our board of directors to issue additional common shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights, voting rights; and

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the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of common shares.
Inspection of Books and Records.   Holders of our common shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders). However, we will provide our shareholders with annual audited financial statements.
Anti-Takeover Provisions.   Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of Aurora or management that shareholders may consider favorable, including provisions that:
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authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

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limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of Aurora.
Exempted Company.   We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue negotiable or bearer shares or shares with no par value;

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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

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may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offer or may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:
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an act which is illegal or ultra vires and is therefore incapable of ratification by the shareholders;

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an act which requires a resolution with a qualified (or special) majority (i.e., more than a simple majority) which has not been obtained; and

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an act which constitutes a fraud on the minority where the wrongdoer are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors, and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company as at the date of the deposit entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed by an ordinary resolution of our shareholders. A director’s office shall be vacated if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of all the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights, including, without limitation, the creation of shares with enhanced or weighted voting rights.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
History of Securities Issuances
The following is a summary of our securities issuances by Aurora in the past three years.
Convertible Bonds
On April 17, 2018, we issued zero coupon non-guaranteed and unsecured convertible notes due April 2021 in the principal amount of US$35.0 million, of which US$30.0 million is held by Mercer Investments (Singapore) Pte. Ltd., an indirectly wholly owned subsidiary of The Goldman Sachs Group, Inc., and US$5.0 million is held by Mandra iBase Limited, one of our existing shareholders. In April 2021, we fully redeemed such US$35.0 million of convertible notes.
Grants of Options
We have granted options to purchase our common shares to certain of our directors, executive officers and employees. See “Where You Can Find More Information.”
Registration Rights
We entered into our shareholders agreement on May 10, 2017, with our shareholders, which consist of holders of common shares and preferred shares. The shareholders agreement provides for certain special rights, including right of first refusal, co-sale rights, preemptive rights and contains provisions governing the board of directors and other corporate governance matters. Those special rights, as well as the corporate governance provisions, have automatically terminated upon the completion of our initial public offering.
Registration Rights Granted to Shareholders
We have granted certain registration rights to our shareholders under the shareholders agreement. Set forth below is a description of the registration rights.
Demand Registration Rights.   At any time after the earlier of (i) January 1, 2020 or (ii) one year following the closing of an initial public offering, holders of at least 50% of the preferred shares (or common shares issued on conversion of preferred shares) then outstanding or Mandra iBase Limited has the right to demand that we file a registration statement covering at least 20% (or any lesser percentage if the anticipated gross proceeds to us from such proposed offering would exceed US$5.0 million) of the registrable securities. We have the right to defer filing of a registration statement for a period of not more than 90 days (except for a registration statement on Form F-3, which shall be 60 days) after the receipt of the request of the initiating holders if we furnish to the holders requesting registration a certificate signed by our chief executive officer stating that in the good faith judgment of our board of directors, it would be materially detrimental to us and our shareholders for such registration statement to be filed at such time. However, we cannot exercise the deferral right more than once in any 12-month period. We are obligated to effect no more than two demand registrations, other than demand registration to be effected pursuant to registration statement on Form F-3, for which an unlimited number of demand registrations shall be permitted.
Piggyback Registration Rights.   If we propose to file a registration statement for a public offering of our securities, we must offer our shareholders an opportunity to include in the registration all or any part of the registrable securities held by such holders. If the managing underwriters of any underwritten offering determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the underwriters may (i) in the event the offering is the initial public offering, exclude from the underwritten offering all of the registrable securities (so long as the only securities included in such offering are those sold by us), or (ii) otherwise exclude up to 75% of the registrable securities requested to be registered but only after first excluding all other equity interests from the registration and underwritten offering and so long as the number of registrable securities to be included in the registration is allocated among all holders on a pro rata basis.
Form F-3 Registration Rights.   Our shareholders may request us in writing to file an unlimited number of registration statements on Form F-3 so long as such registration offerings are in excess of US$500,000. We shall effect the registration of the securities on Form F-3 as soon as practicable, except in certain circumstances.
Expenses of Registration.   We will bear all registration expenses, other than underwriting discounts and selling commissions, and fees for special counsel of the holders participating in such registration, incurred in connection with any demand, piggyback or Form F-3 registration.
Termination of Registration Rights.   Our shareholders’ registration rights will terminate on the earlier of (i) the date that is five years after the closing of an initial public offering, and (ii) with respect to any shareholder, when the registrable securities proposed to be sold by such shareholder may then be sold without registration in any 90-day period pursuant to Rule 144 under the Securities Act.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Three ADSs represent the right to receive two Class A common shares deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited Class A common shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, NY 10286. The Bank of New York Mellon’s principal executive office is located at 225 Liberty Street, New York, NY 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. The laws of the Cayman Islands govern shareholder rights. The depositary will be the holder of the Class A common shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. The deposit agreement has been filed with the SEC as an exhibit to a Form S-8 for our company (File No. 333-228839) filed on December 17, 2018. The form of ADR is on file with the SEC (as a prospectus) and was filed on July 26, 2018.
Dividends and Other Distributions
How will you receive dividends and other distributions on the Class A common shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on Class A common shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of Class A common shares your ADSs represent.
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Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the Class A common shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.
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Class A Common Shares.   The depositary may distribute additional ADSs representing any Class A common shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell Class A common shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new Class A common shares. The depositary may sell a portion of the distributed Class A common shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

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Rights to purchase additional Class A common shares.   If we offer holders of our securities any rights to subscribe for additional Class A common shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of Class A common shares, new ADSs representing the new Class A common shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

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Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, Class A common shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, Class A common shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our Class A common shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits Class A common shares or evidence of rights to receive Class A common shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A common shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited Class A common shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the Class A common shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the Class A common shares. However, you may not know about the meeting in advance enough to withdraw the Class A common shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class A common shares underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the Class A common shares underlying your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses
Persons depositing or withdrawing Class A common shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of Class A common shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$0.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to the ADS holders had been Class A common shares and the Class A common shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of Class A common shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw Class A common shares
Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement)
Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or Class A common shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

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90 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist the ADSs from a securities exchange on which they were listed and do not list the ADSs on another securities exchange;

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we appear to be insolvent or enter insolvency proceedings;

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement, or for any;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person; and

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system.

The depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.
In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of Class A common shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A common shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Shares Underlying your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying Class A common shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of Class A common shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our Class A common shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A common shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder Communications; Inspection of Register of Holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.
Arbitration Provision
The deposit agreement gives the depositary or an ADS holder asserting a claim against us the right to require us to submit that claim to binding arbitration in New York under the Rules of the American Arbitration Association, including any securities law claim. However, a claimant could also elect not to submit its claim to arbitration and instead bring its claim in any court having jurisdiction of it. The deposit agreement does not give us the right to require anyone to submit any claim to arbitration.

DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:
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the title and nominal value of the preferred shares;

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the number of preferred shares we are offering;

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the liquidation preference per preferred share, if any;

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the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

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whether preferential subscription rights will be issued to existing shareholders;

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the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

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the procedures for any auction and remarketing, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into our Class A common shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Class A common shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred shares;

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preemption rights, if any;

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other restrictions on transfer, sale or assignment, if any;

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a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

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any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued common shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.
The issuance of preferred shares could adversely affect the voting power of holders of common shares and ADSs and reduce the likelihood that holders of common shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
We may issue warrants to purchase Class A common shares, including Class A common shares represented by ADSs. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued and exercised;

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the currency or currencies in which the price of such warrants will be payable;

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the securities purchasable upon exercise of such warrants;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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any material Cayman Islands or United States federal income tax consequences;

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the antidilution provisions of the warrants, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
We may issue subscription rights to purchase Class A common shares, including Class A common shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:
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the title of such subscription rights;

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the securities for which such subscription rights are exercisable;

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the exercise price for such subscription rights;

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the number of such subscription rights issued to each shareholder;

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the extent to which such subscription rights are transferable;

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if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

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the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

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the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

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any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A common shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. The Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States.
Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Substantially all of our assets are located in mainland China. All of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Cayman Islands
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) in original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers that are predicated upon the civil liability provisions of federal securities laws of the United States or the securities laws of any state in the United States.
Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive, (ii) is not in respect of taxes, a fine or a penalty; and (iii) is not inconsistent with a Cayman Islands judgment in respect of the same matter, (iv) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC
Han Kun Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of mainland China would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•
entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Han Kun Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between mainland China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Mainland China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in mainland China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or common shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to holders of our ADSs or common shares levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of our common shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our common shares, nor will gains derived from the disposal of our common shares or the ADSs be subject to Cayman Islands income or corporation tax.
Mainland China Taxation
Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the mainland China with a “de facto management body” within the mainland China is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a mainland China-controlled enterprise that is incorporated offshore is located in mainland China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by mainland China individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a mainland China enterprise or a mainland China enterprise group will be regarded as a mainland China’s tax resident by virtue of having its “de facto management body” in mainland China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management and the places where they perform their duties are in the mainland China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the mainland China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the mainland China; and (iv) at least 50% of voting board members or senior executives habitually reside in the mainland China.
We believe that Aurora Mobile Limited is not a mainland China resident enterprise for mainland China tax purposes. Aurora Mobile Limited is not controlled by a mainland China enterprise or mainland China enterprise group and we do not believe that Aurora Mobile Limited meets all of the conditions above. Aurora Mobile Limited is a company incorporated outside the mainland China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the mainland China. For the same reasons, we believe our other entities outside of China are not mainland China resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the mainland China’s tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us.
If the mainland China’s tax authorities determine that Aurora Mobile Limited is a mainland China resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders (including the ADS holders) may be subject to a 10% mainland China’s tax on gains realized on the sale or other disposition of ADSs or common shares, if such income is treated as sourced from within the mainland China, unless a reduced rate is available under an applicable tax treaty. It is unclear whether our non-domestic individual shareholders (including the ADS holders) would be subject to any mainland China’s tax on dividends or gains obtained by such non-domestic individual shareholders in the event we are determined to be a mainland China resident enterprise. If any mainland China’s tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. It is also unclear whether non-domestic shareholders of Aurora Mobile Limited would be able to claim the benefits of any tax treaties between their country of tax residence and the mainland China in the event that Aurora Mobile Limited is treated as a mainland China resident enterprise.
Provided that our Cayman Islands holding company, Aurora Mobile Limited, is not deemed to be a mainland China resident enterprise, holders of the ADSs and common shares who are not mainland China residents will not be subject to mainland China’s income tax on dividends distributed by us or gains realized from the sale or other disposition of our common shares or the ADSs. However, under SAT Circular 7 and SAT Circular 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a mainland China resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the mainland China entity which directly owned such taxable assets may report to the tax authority such indirect transfer. Using a “substance over form” principle, the mainland China’s tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring mainland China’s tax. As a result, gains derived from such indirect transfer may be subject to mainland China’s enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a mainland China resident enterprise. We and our non-resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7 and SAT Circular 37, and we may be required to expend valuable resources to comply with SAT Circular 7 and SAT Circular 37, or to establish that we should not be taxed under these circulars. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We face uncertainty with respect to indirect transfers of equity interests in mainland China resident enterprises by their non-mainland China holding companies” of the 2024 Form 20-F.

SELLING SHAREHOLDER
This prospectus also covers the proposed sale of up to 13,825,461 Class A common shares held by Mandra iBase Limited, or the selling shareholder, in the form of ADSs or otherwise, from time to time after the date of this prospectus. As of the date of this prospectus, Mandra iBase Limited beneficially owns 13,825,461 Class A common shares and 21,265 ADSs, representing 283,540 Class A common shares.
We have no assurance that the selling shareholder will sell any of the Class A common shares registered for sale hereunder. See “Plan of Distribution.” In addition, the selling shareholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the shares since the date on which the information in the table below is presented. The Class A common shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of Class A common shares that the selling shareholder will sell under this prospectus. Information about the selling shareholder may change over time.
The following table, to our knowledge, sets forth information regarding the beneficial ownership of our common shares of the selling shareholder as of the date of this prospectus. As of September 9, 2025, we have 80,479,449 common shares issued and outstanding, comprising (i) 63,479,260 Class A common shares, excluding the 7,314,865 Class A common shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plan and under our existing “at-the-market offering” program, and (ii) 17,000,189 Class B common shares.
Name of Selling Shareholder	Number of Class A Common Shares Owned Prior to the Offering(1)(2)	Class A Common Shares Owned As A Percentage of Outstanding Shares Prior to the Offering(1)	Maximum Number of Class A Common Shares to Be Sold in This Offering(1)(3)	Maximum Number of Class A Common Shares to Be Sold in This Offering As A Percentage of Outstanding Shares Prior to the Offering(1)(3)	Number of Class A Common Shares Owned After the Offering(1)(3)	Class A Common Shares Owned As A Percentage of Outstanding Shares After the Offering(1)(3)
Mandra iBase Limited(4)	14,109,001	17.5%	13,825,461	17.2%	283,540	0.4%

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security.

(2)
“Offering” in this table refers to offering of Class A common shares by the selling shareholder pursuant to this prospectus.

(3)
The selling shareholder might not sell any or all of the common shares offered by this prospectus and as a result, we cannot estimate the number of common shares that will be held by the selling shareholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the common shares covered by this prospectus will be held by the selling shareholder.

(4)
Represents 13,825,461 Class A common shares and 21,265 ADSs, representing 283,540 Class A common shares, directly held by Mandra iBase Limited, a British Virgin Islands company. The registered address of Mandra iBase Limited is 3rd Floor J&C Building, PO Box 933, Road Town, Tortola, British Virgin Islands, VG1110. Mandra iBase Limited is wholly owned by Beansprouts Ltd., a British Virgin Islands company. The shareholders of Beansprouts Ltd. are Bing How Mui and Song Yi Zhang, each holding 50% of the issued and outstanding share capital of Beansprouts Ltd.

PLAN OF DISTRIBUTION
We and/or the selling shareholder may sell the securities described in this prospectus from time to time in one or more of the following ways:
•
to or through underwriters or dealers;

•
directly to one or more purchasers;

•
through agents; or

•
through a combination of any of these methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:
•
the name or names of any underwriters or agents;

•
any public offering price;

•
the proceeds from such sale;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

We and/or the selling shareholder may distribute the securities from time to time in one or more of the following ways:
•
at a fixed price or prices, which may be changed;

•
at prices relating to prevailing market prices at the time of sale;

•
at varying prices determined at the time of sale; or

•
at negotiated prices.

In addition, the distribution of securities may be effected by means of one or more of the following transactions, which may include cross or block trades:
•
transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;

•
in the over-the-counter market;

•
in negotiated transactions;

•
under delayed contracts or other contractual commitments;

•
through sales “at the market” to or through a market-maker;

•
a combination of such methods of sale; or

•
any other method permitted pursuant to applicable law.

By Agents
We and/or the selling shareholder may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers
If we and/or the selling shareholder uses underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.
If we and/or the selling shareholder uses dealers in the sale, unless otherwise indicated in the applicable prospectus supplement, we or the selling shareholder will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Direct Sales
We and/or the selling shareholder may also sell securities directly without using agents, underwriters, or dealers.
General Information
We and/or the selling shareholder may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries, or the selling shareholder and its affiliates, in the ordinary course of business.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and/or the selling shareholder and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.
Selling Shareholder
The selling shareholder may sell Class A common shares, including in the form of ADSs, held by the selling shareholder, from time to time, using one or more of the methods described above. There can be no assurance, however, that the selling shareholder will sell any or all of its Class A common shares pursuant to this prospectus.
The aggregate proceeds to the selling shareholder from the sale of the securities offered by it will be the purchase price of the securities less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any proceeds from the sale of securities by the selling shareholder.
The selling shareholder may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus; provided that they meet the criteria and conform to the requirements of those provisions.
The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, pursuant to this prospectus (as supplemented)

or an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as the selling shareholder under this prospectus. The selling shareholder also may transfer the securities in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our securities or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholder may also sell our securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as further supplemented or amended to reflect such transaction).
The selling shareholder may be an “underwriter” within the meaning of Section 2(11) of the Securities Act. Should the selling shareholder be an “underwriter,” the selling shareholder would be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We will pay all expenses of the registration of the Class A common shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it.

EXPENSES
We will incur a SEC registration fee of US$10,323 (including fees previously paid), and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and others in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities. We will pay all expenses in connection with the distribution of the common shares being sold by the selling shareholder, except for the underwriting discounts and selling commissions payable by, and all legal fees and expenses of legal counsel for, the selling shareholder, if any.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A common shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of Aurora Mobile Limited appearing in Aurora Mobile Limited’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The office of Ernst & Young Hua Ming LLP is located at 21st Floor, China Resources Building, No. 5001 Shennan Dong Road, Shenzhen 518001, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting and other information requirements of the Exchange Act, as applicable to the foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F within four months after the end of each fiscal year. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can also find information on our website https://ir.jiguang.cn. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 3, 2025 (File No. 001-38587);

•
our current report on Form 6-K furnished to the SEC on May 14, 2025;

•
our current report on Form 6-K furnished to the SEC on September 19, 2025;

•
the description of our capital stock contained in our registration statement on Form 8-A12B filed with the SEC on July 13, 2018 (File No. 001-38587), including any amendment or reports filed for the purpose of updating such description;

•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of our ADSs offered by this prospectus;

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in the prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Aurora Mobile Limited
31/F, Block 12-A, Shenzhen Bay Science and Technology Ecological Park, Nanshan District
Shenzhen, Guangdong 518057
People’s Republic of China

US$80,000,000
Aurora Mobile Limited
Class A Common Shares
Preferred Shares
Warrants
Subscription Rights
Units
PROSPECTUS
Dated           , 2025

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 14, 2025
PROSPECTUS SUPPLEMENT
(To Prospectus dated            , 2025)
Up to US$8,000,000
American Depositary Shares Representing Class A Common Shares
Aurora Mobile Limited
We have entered into an at market issuance sales agreement with China Renaissance Securities (Hong Kong) Limited, as sales agent or principal, relating to our American Depositary Shares, or ADSs. Every 3 ADSs represent 40 Class A common shares, par value US$0.0001 per share, of Aurora Mobile Limited. We refer to the this sales agreement, and any amendment thereto, as the “sales agreement.” Our ADSs are offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell up to an aggregate of US$8,000,000 of ADSs from time to time on The Nasdaq Capital Market, or Nasdaq, or other markets for our ADSs in the U.S. through or to the sales agent. We refer to China Renaissance Securities (Hong Kong) Limited as the sales agent.
Our ADSs are listed on Nasdaq, under the ticker symbol “JG.” On September 15, 2025, the closing price of our ADSs on Nasdaq was US$9.65 per ADS.
Sales of our ADSs under this prospectus supplement and the accompanying prospectus may include sales through ordinary brokers’ transactions, to or through a market maker, on or through Nasdaq or other markets for our ADSs, or as otherwise agreed with the sales agent. The sales agent will act on a commercially reasonable best efforts basis to cause the sale of our ADSs. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account.
We also may sell some or all of our ADSs to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell ADSs to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
The sales agent will be entitled to compensation at a commission rate of 3.0% of the gross sales price per ADS sold. In connection with the sale of our ADSs on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts.
Investing in our ADSs involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to our ADSs, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in our ADSs. Please carefully consider the risks discussed under “Risk Factors” in this prospectus supplement beginning on page S-16 and in the accompanying prospectus and in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our ADSs.
Aurora Mobile Limited is not an operating company in China but a Cayman Islands holding company with no equity ownership in its consolidated variable interest entity, or the VIE. We conduct our operations in mainland China primarily through our subsidiaries incorporated in mainland China, or mainland China subsidiaries, and the VIE with which we have maintained contractual arrangements. Our value-added telecommunications services businesses in mainland China have been conducted through the VIE in order to comply with the laws and regulations of mainland China, which restrict and impose conditions on foreign direct investment in companies involved in the provision of such businesses. Accordingly, we operate these businesses in mainland China through the VIE, and such structure is used to provide investors with exposure to foreign investment in China-based companies where laws and regulations in mainland China prohibit or restrict direct foreign investment in certain operating companies, and rely on contractual arrangements among our mainland China subsidiaries, the VIE and their shareholders to control the business operations of the

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
VIE. These contractual arrangements enable us to: (i) direct the activities of the VIE that most significantly impact its economic performance, (ii) receive the economic benefits of and absorb losses that could potentially be significant to the VIE in consideration for the services provided by our WFOE; and (iii) hold an exclusive option to purchase all or part of the equity interests in and assets of the VIE when and to the extent permitted by the laws of mainland China. Because of these contractual arrangements, we are considered the primary beneficiary of the VIE and hence consolidate its financial results with ours under U.S. GAAP for accounting purposes.
Investors in our ADSs are not purchasing equity interest in our operating entities in mainland China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands. As used in this prospectus supplement, “Aurora” refers to Aurora Mobile Limited, and “we,” “us,” “our company,” or “our” refers to Aurora Mobile Limited and its subsidiaries. We refer to Shenzhen Hexun Huagu Information Technology Co., Ltd., or Hexun Huagu, including its subsidiaries, as the “VIE,” and to JPush Information Consultation (Shenzhen) Co., Ltd., or Shenzhen JPush, as our “WFOE” in this prospectus supplement.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. If the PRC government deems that our contractual arrangements with the VIE do not comply with regulatory restrictions of mainland China on foreign investment in certain industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our mainland China subsidiaries and VIE, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” of our annual report on Form 20-F for the fiscal year ended December 31, 2024, or the 2024 Form 20-F, which is incorporated herein by reference.
We and the VIE face various risks and uncertainties related to doing business in mainland China. Our and the VIE’s business operations are primarily conducted in mainland China, and we are subject to complex and evolving laws and regulations of mainland China. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy as disclosed in this prospectus supplement. This may impact our ability to conduct certain businesses, accept foreign investments, or list on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” of the 2024 Form 20-F.
PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, in this nature may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PRC government’s significant oversight over our or the VIE’s business operation could result in a material adverse change in our and the VIE’s operations and the value of our ADSs” of the 2024 Form 20-F.
Pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020 and further amended by the Consolidated Appropriations Act, 2023 signed into law on December 29, 2022, or the HFCAA, if the Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit our shares or our ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. In April 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15,

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we were not identified as a Commission-Identified Issuer under the HFCAA after we filed the 2024 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of trading of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” of the 2024 Form 20-F.
We conduct our operations primarily through our WFOE and the VIE. As a result, Aurora’s ability to pay dividends depends upon dividends paid by our WFOE. If our WFOE or any newly formed mainland China subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our WFOE is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with mainland China’s accounting standards and regulations. Under the law of mainland China, each of our WFOE and the VIE is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, our WFOE may allocate a portion of its after-tax profits based on mainland China’s accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion, and the VIE may allocate a portion of its after-tax profits based on mainland China’s accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. For more details, see “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources — Holding Company Structure” and “Item 3. Key Information — Cash Flows through Our Organization” of the 2024 Form 20-F.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
China Renaissance
Prospectus supplement dated           , 2025.

Prospectus Supplement
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering materials we file with the SEC. We have not, and the sales agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell our ADSs in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the sales agent, to subscribe for and purchase any of the ADSs, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the terms of the offering made hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the base prospectus, presents more general information. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.
If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,
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“ADSs” refers to our American depositary shares, every 3 of which represent 40 Class A common shares. On December 11, 2023, we effected an ADS ratio change to adjust our common share to ADS ratio from 3 ADSs representing 2 Class A common shares to 3 ADSs representing 40 Class A common shares. Except otherwise stated, the ADS ratio change has been retrospectively applied for all periods presented in this prospectus supplement;

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“AI” refers to artificial intelligence;

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“Aurora” refers to Aurora Mobile Limited, our Cayman Islands holding company;

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“BVI” refers to the British Virgin Islands;

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“China” or the “PRC” refers to the People’s Republic of China, including Hong Kong and Macau;

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“Class A common shares” refers to our Class A common shares of par value US$0.0001 per share;

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“Class B common shares” refers to our Class B common shares of par value US$0.0001 per share;

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“common shares” refers to our common shares, par value US$0.0001 per share;

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“customers” in a given period refers to those that purchase at least one of our paid-for SAAS Businesses during the same period. We treat each contracting party as a separate customer although it is possible that a company may have more than one contracting party to enter into contracts with us and multiple entities within one corporate group may use the same contracting party to enter into contracts with us;

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“SAAS Businesses” refers to our developer services and vertical applications;

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“VIE” refers to Shenzhen Hexun Huagu Information Technology Co., Ltd., or Hexun Huagu, including its subsidiaries, Wuhan SendCloud Technology Co., Ltd., or Wuhan SendCloud, and Ifaxin (Hubei) Cloud Co., Ltd., or Ifaxin;

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“WFOE” refers to JPush Information Consultation (Shenzhen) Co., Ltd., or Shenzhen JPush;

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“RMB” and “Renminbi” refer to the legal currency of mainland China;

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“SAAS” refers to Software-as-a-Service;

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“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States; and

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“we,” “us,” “our company” and “our” refer to Aurora Mobile Limited, our Cayman Islands holding company, and its subsidiaries.

Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus are made at a rate of RMB7.1636 to US$1.00, the exchange rate in effect as of June 30, 2025 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend”, “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:
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our goals and strategies;

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our future business development, financial conditions and results of operations;

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our ability to continually develop new technology, services and products and keep up with changes in the industries in which we operate;

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the expected growth of the mobile internet industry and the mobile app developer services market in China;

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the expected growing application of big data technology in China, including in areas such as mobile online marketing, financial risk management and market intelligence services;

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our expectations regarding demand for and market acceptance of our SAAS Businesses;

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our ability to protect and enforce our intellectual property rights;

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our expectations regarding our relationships with app developers, customers, strategic partners and other stakeholders;

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competition in our industry;

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government policies and regulations relating to our industry; and

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fluctuations in general economic and business conditions in China and globally.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.
We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a more complete discussion of the risks of an investment in our securities. We qualify all of our forward-looking statements by these cautionary statements. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial information and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully.
Our Company
We are a leading provider of customer engagement and marketing technology services in mainland China. Through our developer services, we gain access to, aggregate, cleanse, structure and encrypt vast amounts of real-time and anonymous device-level mobile behavioral data. We utilize artificial intelligence, or AI, and machine learning to derive actionable insights and knowledge from this data, enabling our customers to make better business decisions. We are proud to have received “Golden Sailing Award” from GICC 2024,” “Equal Ocean 2024 GoGlobal Software Services Top 10,” “The Most Investment-worthy Artificial Intelligence Award” by the Shenzhen Artificial Intelligence Industry Association (GPTBots), the “Top 50 Service Institutions for Chinese Enterprises’ Overseas Expansion” awarded by China Overseas Development Association, the “2024 Technological Innovation Leadership Award” awarded by the 13th CFC Financial Summit and 2024 Amazing Innovation and Entrepreneurs Festival, the “Outstanding Enterprise Award for Digital Services” awarded by the 8th FMCG Retail Consumer Goods Digital Summit, the “2023 Industry Information Technology Application Leading Enterprise” from 2023 Sixth Conference on Application Innovation of Information Technology Industry, the “Outstanding SDK Product Case” awarded by China Academy of Information and Communications Technology, the “2023 Shenzhen Data Exchange Brand Data Provider” awarded by the Shenzhen Data Exchange, the “2023 Golden Sea Award for high-quality service providers supporting Chinese enterprises’ overseas business (EngageLab)” from the 7th GGCC Global Game Cooperation Conference, and the “Data Security and Personal Information Protection Innovative Practice Case” awarded by the 2023 China Network Civilization Conference.
We provide a comprehensive suite of services to mobile app developers in mainland China. Our developer services easily integrate with all types of mobile apps and provide core in-app functionalities needed by developers, including push notification, instant messaging, analytics, sharing and short message service, or SMS, one-click verification, and other services under JG Alliance. Our services had been used by approximately 767,000 mobile app developers in a great variety of industries, such as media, entertainment, gaming, financial services, tourism, ecommerce, and education, as of December 31, 2024. We are the partner of choice for many major internet companies, as well as many leading brands in various industries. The number of mobile apps utilizing at least one of our developer services, or the cumulative app installations, increased from over 1,871,000 as of December 31, 2022 to over 1,919,000 as of December 31, 2023, and further to over 1,960,000 as of December 31, 2024.
Since our inception through December 31, 2024, we have accumulated data from over 78.6 billion installations of our software development kits, or SDKs, as part of our developer services. We only gain access to selected anonymous device-level data that is necessary for, and relevant to, the services provided. Once the original mobile behavioral data is collected, our data processing platform then stores, cleanses, structures and encrypts data for AI-powered modeling exercises in an aggregated and anonymized fashion. Our developer services can be integrated into multiple apps on the same device, which allows us to receive device-based data from different and multiple dimensions, both online and offline. We believe that our data is differentiated in its volume, variety, velocity and veracity.
AI and machine learning are the key technologies we utilize to gain actionable and marketing effective insights from our data and to develop and refine our vertical applications. Leveraging these technologies built upon our massive and quality data foundation, we have developed a variety of solutions that offer industry-specific, actionable insights for customers in a number of different areas with a primary focus on market intelligence and financial risk management. Our solutions include:
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Market intelligence:   We provide investment funds and corporations with real-time market intelligence solutions, such as our product iApp, which provides analysis and statistical results on the usage and trends of mobile apps in China.

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Financial risk management:   We assist financial institutions, licensed lenders and credit card companies in making informed lending and credit decisions.

We refer to the developer services and vertical applications collectively as the “SAAS Businesses.”
We operate and generate revenue from SAAS Businesses. We have built a robust technology infrastructure to support the usage of SAAS Businesses on a real-time basis. Our cloud servers are strategically located around the country to provide high-quality and cost-effective services across all telecom providers. This extensive and carefully designed server network allows us to provide customers with real-time access and usage of our Software-as-a-service, or SAAS, products with great stability, immense speed and high reliability.
Our Holding Company Structure and Contractual Arrangements with the VIE
Aurora Mobile Limited is not an operating company in China but a Cayman Islands holding company with no equity ownership in its consolidated variable interest entity, or the VIE. We conduct our operations in mainland China primarily through our subsidiaries incorporated in mainland China, or mainland China subsidiaries, and the VIE with which we have maintained contractual arrangements. Our value-added telecommunications services businesses in mainland China have been conducted through the VIE in order to comply with the laws and regulations of mainland China, which restrict and impose conditions on foreign direct investment in companies involved in the provision of such businesses. Accordingly, we operate these businesses in mainland China through the VIE, and such structure is used to provide investors with exposure to foreign investment in China-based companies where laws and regulations in mainland China prohibit or restrict direct foreign investment in certain operating companies, and rely on contractual arrangements among our mainland China subsidiaries, the VIE and their shareholders to control the business operations of the VIE. Investors in our ADSs are not purchasing equity interest in our operating entities in mainland China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands.
We, through our WFOE, have entered into a series of contractual arrangements with the VIE and the nominee shareholders of the VIE. These contractual arrangements enable us to: (i) direct the activities of the VIE that most significantly impact its economic performance, (ii) receive the economic benefits of and absorb losses that could potentially be significant to the VIE in consideration for the services provided by our WFOE; and (iii) hold an exclusive option to purchase all or part of the equity interests in and assets of the VIE when and to the extent permitted by the laws of mainland China. Because of these contractual arrangements, we are considered the primary beneficiary of the VIE and hence consolidate its financial results with ours under U.S. GAAP for accounting purposes. In 2022, 2023 and 2024, we derived 96.7%, 95.0% and 90.7% of our external revenues from the VIE, respectively.
These contractual agreements include exclusive option agreements, exclusive business cooperation agreement, financial support agreement, shareholder voting proxy agreement and equity interest pledge agreements. Pursuant to the exclusive option agreements, each shareholder of the VIE has irrevocably granted our WFOE an exclusive option to purchase all or part of his equity interests in the VIE, and the VIE has irrevocably granted our WFOE an exclusive option to purchase all or part of its assets. Pursuant to the exclusive business cooperation agreement, our WFOE has the exclusive right to provide the VIE comprehensive business support, technical services, consulting services and other services. Pursuant to the financial support agreement, we undertake to provide unlimited financial support to the VIE to the extent permissible under the applicable laws and regulations of mainland China, whether or not any operational loss is actually incurred by the VIE. Each of the shareholders of the VIE has also executed a shareholder voting proxy agreement to irrevocably authorize our company to act as his attorney-in-fact to exercise all of his rights as a shareholder of the VIE. Pursuant to the equity interest pledge agreements, the shareholders of the VIE have pledged 100% equity interests in the VIE to our WFOE to guarantee performance by the shareholders of their obligations under the exclusive option agreements, the shareholder voting proxy agreement and the financial support agreement, as well as the performance by the VIE of its obligations under the exclusive business cooperation agreement and the exclusive option agreements. For a summary of the material provisions of the contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure” of the 2024 Form 20-F.
However, the contractual arrangements may not be as effective as direct ownership in directing the business operations of the VIE and we may incur substantial costs to enforce the terms of the arrangements.

In addition, these agreements have not been tested in mainland China courts. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — We rely on contractual arrangements with the VIE and its shareholders for substantially all of our business operations, which may not be as effective as direct ownership” and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — The shareholders of the VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition” of the 2024 Form 20-F.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. If the PRC government deems that our contractual arrangements with the VIE do not comply with regulatory restrictions of mainland China on foreign investment in certain industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our mainland China subsidiaries and VIE, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” of the 2024 Form 20-F.
In addition, the VIE is owned principally by Mr. Weidong Luo, who holds 80% of the equity interest in the VIE. Mr. Luo also has 75.7% of the total voting power of Aurora. Accordingly, the enforceability of the various contracts described above by our company against the VIE is dependent upon Mr. Luo. If he fails to perform his obligations under the contractual arrangements, we could be unable to enforce the contractual arrangements that enable us to direct the business operations of the VIE. If this happens, we would need to deconsolidate the VIE. The majority of our assets, including the necessary licenses to conduct business in mainland China are held by the VIE. A significant part of our revenues is generated by the VIE. An event that results in the deconsolidation of the VIE would have a material effect on our operations and result in the value of the securities diminish substantially or even become worthless. For a detailed description of the risks associated with our corporate structure, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” of the 2024 Form 20-F.
The following chart illustrates our corporate structure, including our significant subsidiaries and consolidated variable interest entity as of the date of this prospectus supplement:

Note:
(1)
Mr. Weidong Luo, our founder, chairman of our board of directors, chief executive officer and a principal beneficial owner of the shares of our company, holds 80% equity interests in the VIE. Mr. Guangyan Chen, our general manager, holds 20% equity interests in the VIE.

Permissions Required from the PRC Authorities for Our Operations
We conduct our business in mainland China through our subsidiaries and the VIE in mainland China. The operations of our subsidiaries and the VIE in mainland China are governed by laws and regulations of mainland China. The VIE is required to obtain and maintain applicable licenses and approvals from different regulatory authorities to provide their current services. Under the current regulatory scheme of mainland China, a number of regulatory agencies, including, but not limited to, the Ministry of Industry and Information Technology, and Cyberspace Administration of China, jointly regulate all major aspects of the internet industry, including the mobile internet business. Operators must obtain government approvals and licenses for telecommunications business. The VIE also provides mobile app data analysis product to both domestic and foreign financial industry clients, and may be considered as engaging in foreign-related investigation business. As such, under the current regulatory scheme of mainland China, the VIE may be required to obtain a foreign-related investigation license. The VIE obtained a foreign-related investigation license in April 2022. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations on Telecommunications Services and Foreign Ownership Restrictions” and “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations on Foreign-related Investigation” of the 2024 Form 20-F.
The VIE may also be required to obtain the personal credit reporting business license. The PRC government has adopted several regulations governing personal credit reporting businesses. According to the Administrative Regulations on the Credit Reporting Industry, which was promulgated by the State Council and became effective in 2013, “personal credit reporting business” means the activities of collecting, organizing, storing and processing “information related to the credit standing” of individuals as well as providing the information to others, and a “credit reporting agency” refers to a duly established agency whose primary business is credit reporting. Under the Administrative Regulations on the Credit Reporting Industry and the Administrative Measures for Credit Reporting Agencies, the latter of which was promulgated by the People’s Bank of China and became effective in 2013, no entity may engage in personal credit reporting business without approval by the credit reporting industry regulatory department under the State Council. On September 27, 2021, the People’s Bank of China promulgated the Administrative Measures for Credit Information Services, which took effect on January 1, 2022. Pursuant to these measures, Credit Information Services, shall mean the collection, sorting, retention, and processing of credit information of enterprises and individuals, and the provision of the foregoing information to information users. Credit information, shall mean the basic individual information, lending information and other information used for identification and determination of creditworthiness status of enterprises and individuals, and collected pursuant to the law for the purpose of providing services for financial activities, as well as the analyzed and evaluated information formed based on the foregoing information. Persons engaging in personal credit information services shall obtain the personal credit information organization license issued by the People’s Bank of China pursuant to these measures. The VIE provides financial risk management solutions to financial institutions as well as emerging technology companies based on device-level mobile behavior data. Due to the lack of further interpretations of the current regulations governing personal credit reporting businesses, the exact definition and scope of “information related to credit standing” and “personal credit reporting business” under the current regulations are unclear. It is therefore uncertain whether the VIE would be deemed to engage in personal credit reporting business because of the VIE’s financial risk management solutions. As of the date of this prospectus supplement, we and the VIE have not been subject to any fines or other penalties under any laws or regulations of mainland China related to personal credit reporting business. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations on Credit Reporting” of the 2024 Form 20-F. Given the uncertainties of interpretation and implementation of laws and regulations and the enforcement practice by government authorities, we and the VIE may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We and the VIE may be adversely affected by the complexity, uncertainties and changes in the regulation of internet-related businesses and companies in mainland China, and any lack of requisite approvals, licenses or permits applicable to our and the VIE’s business may have a material adverse effect on our and the VIE’s business and results of operations” of the 2024 Form 20-F.
As of the date of this prospectus supplement, and except as otherwise disclosed in this prospectus supplement, our mainland China subsidiaries and the VIE have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company and the VIE in mainland China, including, among others, four value-added telecommunication business licenses covering different scope of operations and a foreign-related investigation license.
In addition, the PRC government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. On December 28, 2021, the Cyberspace Administration of China, together with other authorities, jointly promulgated the Measures for Cybersecurity Reviews, which became effective on February 15, 2022. Pursuant to these measures, critical information infrastructure operators that procure internet products and services must be subject to the cybersecurity review if their activities affect or may affect national security. These measures further stipulate that network platform operators that hold personal information of over one million users shall apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. These measures remain unclear on whether the requirements will be applicable to further equity or debt offerings by companies that have completed the initial public offering in the United States. In addition to the potential review before foreign listings, the Cyberspace Administration of China has the discretion to initiate cybersecurity review on data processing activities which are deemed to affect or may affect national security. Thus, we cannot preclude the possibility that we would be subject to such ex officio security reviews, and it is uncertain whether the fact of us being listed in the United States would increase such a possibility. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Our and the VIE’s business generates and processes a large amount of data, and we and the VIE are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our and the VIE’s business and prospects” of the 2024 Form 20-F.
Under the Measures for Cybersecurity Reviews and other cybersecurity laws and regulations of mainland China, critical information infrastructure operators that intend to purchase internet products and services that affect or may affect national security must be subject to the cybersecurity review. As advised by our PRC legal counsel, the PRC governmental authorities may have wide discretion in the interpretation and enforcement of these laws, including the interpretation of the scope of “critical information infrastructure operators.” See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations on Information Security — Regulations on Personal Information Protection” of the 2024 Form 20-F. In addition, these measures also stipulate that any internet platform operator carrying out data processing activities that affect or may affect national security should also be subject to the cybersecurity review. In anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our and the VIE’s business, we and the VIE face potential risks if we and the VIE are deemed as a critical information infrastructure operator under the cybersecurity laws and regulations of mainland China. In such case, we and the VIE must fulfill certain obligations as required under the cybersecurity laws and regulations of mainland China, including, among others, storing personal information and important data collected and produced within the mainland China territory during our operations in mainland China, which we and the VIE have fulfilled in our and the VIE’s business, and we and the VIE may be subject to review when purchasing internet products and services. We and the VIE may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus supplement, we and the VIE have not been involved in any investigations on cybersecurity review made by the Cyberspace Administration of China on such basis, and we and the VIE have not received any inquiry, notice, warning, or sanctions in such respect.
On July 6, 2021, the PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the establishment of regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. Official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under rules, regulations or policies of mainland China, and, if required, we and the VIE cannot predict whether or how soon we will be able to obtain such approval” of the 2024 Form 20-F.
On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, which took effective on March 31, 2023. According to these measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedure, such domestic company may be subject to administrative penalties; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. Further, at the press conference held for these measures on February 17, 2023, officials from the CSRC clarified that the PRC domestic companies that have already been listed overseas on or before the effective date of these measures (i.e., March 31, 2021) shall be deemed as existing issuers. Existing issuers are not required to complete the filing procedures immediately but shall carry out filing procedures as required if they subsequently seek to conduct an offering in an overseas market or are otherwise involved in circumstances that require filing with the CSRC. Therefore, we are required to submit a filing with the CSRC within three business days after the completion of the first sale of ADSs under this offering. The officials from the CSRC have also confirmed that for the PRC domestic companies that seek to list overseas with a VIE structure, the CSRC will solicit opinions from regulatory authorities and complete the filing of the overseas listing of companies with VIE structure which meet the compliance requirements.
On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, which took effect on March 31, 2023. Pursuant to these provisions, domestic companies that seek for overseas offering and listing shall strictly abide by applicable laws and regulations of the PRC and these provisions, enhance legal awareness of keeping state secrets and strengthening archives administration, institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations. Such domestic companies shall not leak any state secret and working secret of government agencies, or harm national security and public interest. Furthermore, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to individuals or entities including securities companies, securities service providers and overseas regulators, any document and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. Moreover, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill procedures stipulated by applicable national regulations. These provisions also stipulate that a domestic company that provides accounting archives or copies of accounting archives to any entities including securities companies, securities service providers and overseas regulators and individuals shall fulfill due procedures in compliance with applicable national regulations.
Other than the CSRC filing we are required to make after the completion of the firsts sale of ADSs under this offering, we and the VIE (i) are not required to obtain permissions from the CSRC, and (ii) have not been asked to obtain or denied such and other permissions by any PRC government authority, in connection with this offering under prevailing PRC laws, regulations and rules as of the date of this prospectus supplement. As of the date of this prospectus supplement, we and the VIE have not received any inquiry, notice, warning, or sanctions regarding offshore offering from the CSRC or any other PRC governmental authorities.
We and the VIE are subject to the risks of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that the permission or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we and the VIE are required to obtain approvals in the future. If we or the VIE do not receive or maintain the requisite permissions or approvals, or if we inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change such that we and the VIE are required to obtain permission or approval in the future, we and the VIE may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our and the VIE’s operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020 and further amended by the Consolidated Appropriations Act, 2023 signed into law on December 29, 2022, or the HFCAA, if the Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. In April 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we were not identified as a Commission-Identified Issuer under the HFCAA after we filed the 2024 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of trading of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” of the 2024 Form 20-F.
Cash Flows through Our Organization
Aurora is a holding company with no material operations of its own. We conduct our operations primarily through our WFOE and the VIE. As a result, Aurora’s ability to pay dividends depends upon dividends paid by our WFOE. If our WFOE or any newly formed mainland China subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our WFOE is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with mainland China’s accounting standards and regulations. Under the law of mainland China, each of our WFOE and the VIE is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, our WFOE may allocate a portion of its after-tax profits based on mainland China’s accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion, and the VIE may allocate a portion of its after-tax profits based on mainland China’s accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. For more details, see “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources — Holding Company Structure” of the 2024 Form 20-F.
Under laws and regulations of mainland China, our mainland China subsidiaries and the VIE are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned company out of mainland China is subject to examination by the banks designated by the State Administration of Foreign Exchange, or the SAFE. Our WFOE has not paid dividends and will not be able to pay dividends until it generates accumulated profits and meets the requirements for statutory reserve funds. As of the date of this prospectus supplement, no subsidiaries paid dividends or made other distributions to the holding company, and no dividends or distributions were paid or made to our investors. The net liabilities of the VIE, in which we have no legal ownership, amounted to RMB358 million, RMB398 million and RMB159 million (US$22 million) as of December 31, 2022, 2023 and 2024, respectively. For restrictions and limitations on our ability to distribute earnings from our businesses, including subsidiaries and the VIE, to Aurora and investors as well as the ability to settle amounts owed under the VIE agreements, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The regulation of mainland China on loans to and direct investment in mainland China entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our initial public offering to make loans or additional capital contributions to our mainland China subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business,” “— We may rely on dividends and other distributions on equity paid by our mainland China subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our mainland China subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business” and “— Governmental control of currency conversion may limit our ability to utilize our cash balance effectively and affect the value of your investment” of the 2024 Form 20-F.
Our subsidiaries and the VIE conduct business transactions that include provision of services and intercompany loans, and collection of employee’s individual income tax from the exercise of share options, subject to satisfaction of applicable government registration and approval requirements. The cash flows that occurred between our subsidiaries and the VIE are summarized below:
	For the year ended December 31,
	2022	2023	2024
	(RMB in thousands)
Repayment of loans and interests by the VIE to our WFOE, JPush Information Consulting (Shenzhen) Co., Ltd.	80,620	65,532	—
Employee’s individual income tax from the exercise of share options from our WFOE, JPush Information Consulting (Shenzhen) Co., Ltd. to the VIE	52	16	12
Intercompany receivables from VIE and VIE’s subsidiaries to WFOE and other subsidiaries	168,830	—	44,871
Intercompany receivables from WFOE and other subsidiaries to VIE and VIE’s subsidiaries	—	31,400	—
With respect to intercompany loans, the VIE didn’t receive cash from our WFOE for the years ended December 31, 2022, 2023 and 2024, and repaid cash to our WFOE amounted to RMB80.6 million, RMB65.5 million and nil for the years ended December 31, 2022, 2023 and 2024, respectively. With respect to the collection of employee’s individual income tax from the exercise of share options, the VIE received cash from our WFOE amounted to RMB52 thousand, RMB16 thousand and RMB12 thousand (US$2 thousand) for the years ended December 31, 2022, 2023 and 2024, respectively, which were then remitted to local tax authorities on behalf of our employees. With respect to intercompany receivables from the VIE to our subsidiaries, the VIE and VIE’s subsidiaries paid cash to our WFOE and other subsidiaries amounting to RMB168.8 million and RMB44.9 million (US$6.2 million) for the years ended December 31, 2022 and 2024, respectively, and received cash from our WFOE and other subsidiaries amounting to RMB31.4 million for the year ended December 31, 2023.
We have established stringent cash management policies and procedures for cash flows within our organization. Each transfer of funds among our Cayman Islands holding company, our subsidiaries and the VIE is subject to internal approval. In general, transfer of funds is required to be effected through online banking system. Cash is transferred through our organization primarily in the manner as follows: (i) Aurora may transfer funds to the WFOE, Shenzhen JPush, through its Hong Kong subsidiary, KK Mobile Investment Limited, by additional capital contributions or shareholder loans, as the case may be, (ii) the WFOE may provide loans to the VIE, subject to statutory limits and restrictions, (iii) the VIE may repay loans to the WFOE at a fixed annual rate, and (iv) the WFOE may make dividends or other distributions to Aurora through KK Mobile Investment Limited. Our management is directly supervising cash management. The VIE initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to the finance department. The cashier specialists of our financial department examine the needs of cash and submit it to the director of financial department or the CEO for final approval. To ensure liquidity, there is no limit on the amount of cash that can be transferred through our organization. However, the annual cash flow plan between the VIE and our WFOE will be determined based on our annual business objectives approved by the board of directors and approved by the CEO. In addition, we monitor our cash balance on a daily basis and conduct periodic review on our cash holdings. See “— Our Holding Company Structure and Contractual Arrangements with the VIE” and “— Financial Information Related to the VIE, Parent and Its Subsidiaries” of the 2024 Form 20-F.

Aurora has not declared or paid any cash dividends, nor does it has any present plan to pay any cash dividends on our common shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Dividend Policy” of the 2024 Form 20-F. For mainland China and United States federal income tax considerations of an investment in our ADSs, see “Item 10. Additional Information — E. Taxation” of the 2024 Form 20-F.
Summary of Risk Factors
Investing in our ADSs involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our ADSs. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Risk Factors” and “Item 3. Key Information — D. Risk Factors” of the 2024 Form 20-F, which is incorporated into the accompanying prospectus by reference.
Risks Related to Our Business and Industry
We and the VIE are subject to risks and uncertainties related to our and the VIE’s business and industry, including, but not limited to, the following:
•
Our historical performance may not be indicative of our future performance;

•
We have incurred net losses, which we may continue to experience in the future;

•
If we cannot successfully execute our strategy and continue to develop and effectively market SAAS Businesses and our other business initiatives that anticipate and respond to the needs of app developers and our customers, our business, operating results and financial condition may suffer;

•
If we are not able to continue to gain access to mobile data in the future, our business, operating results and financial condition could be materially and adversely affected;

•
If the market for our SAAS Businesses and other business initiatives develops more slowly than we expect, our operating results could be harmed;

•
Our and the VIE’s business generates and processes a large amount of data, and we and the VIE are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our and the VIE’s business and prospects;

•
Our business depends on strong brand and failing to maintain and enhance our brand would hurt our ability to expand our base of app developers and customers;

•
The artificial intelligence industry is subject to evolving and extensive regulations. The adoption and use of artificial intelligence in our product offerings may subject us to potential infringement claims and increase our regulatory compliance costs;

•
If we fail to keep up with rapid changes in technologies, our future success may be adversely affected; and

•
We may not be able to compete successfully with our current or future competitors.

Risks Related to Our Corporate Structure
We and the VIE are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:
•
Aurora is a Cayman Islands holding company with no equity ownership in the VIE, and we conduct our operations in mainland China primarily through (i) our mainland China subsidiary and (ii) the VIE with which we have maintained contractual arrangements. Investors in our ADSs thus are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government finds that the agreements that establish the structure for operating some of our or the VIE’s business operations in mainland

China do not comply with regulations of mainland China relating to certain industries, or if these regulations or the interpretation of existing regulations change in the future, we and the VIE could be subject to severe penalties, or be forced to relinquish interest in those operations. Our holding company in the Cayman Islands, our mainland China subsidiary, the VIE, and investors of Aurora face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole;
•
We rely on contractual arrangements with the VIE and its shareholders for substantially all of our business operations, which may not be as effective as direct ownership. We rely on the performance by the VIE and its shareholders of their obligations under the contracts to direct the business operations of the VIE. However, the shareholders of the VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIE;

•
Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business. If the VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under the law of mainland China, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be effective under the law of mainland China; and

•
The shareholders of the VIE may have potential conflicts of interest with Aurora, which may materially and adversely affect our business and financial condition. These shareholders may breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE, which would have a material and adverse effect on our ability to direct the business operations of the VIE and receive economic benefits from them. If we cannot resolve any conflict of interest or dispute between us and the shareholders of the VIE, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Risks Related to Doing Business in China
We and the VIE face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:
•
Changes in mainland China’s economic, political or social conditions or government policies could have a material adverse effect on our and the VIE’s business and operations. The enforcement of laws and rules and regulations in China may change quickly with little advance notice, which could result in a material adverse change in our and the VIE’s operations and the value of our ADSs;

•
We and the VIE may be adversely affected by the complexity, uncertainties and changes in the regulation of internet-related businesses and companies in mainland China, and any lack of requisite approvals, licenses or permits applicable to our and the VIE’s business may have a material adverse effect on our and the VIE’s business and results of operations;

•
The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under the rules, regulations or policies of mainland China, and, if required, we and the VIE cannot predict whether or how soon we will be able to obtain such approval. Any failure to obtain or delay in obtaining the requisite governmental approval for an offering, or a rescission of such approval, would subject us and the VIE to sanctions imposed by the PRC regulatory authority;

•
The PRC government’s significant oversight over our or the VIE’s business operation could result in a material adverse change in our and the VIE’s operations and the value of our ADSs. The PRC government may intervene or influence our and the VIE’s operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless;
•
The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections; and

•
Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. In April 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we were not identified as a Commission-Identified Issuer under the HFCAA after we filed the 2024 Form 20-F.

Risks Related to this offering and our ADSs
We face risks and uncertainties related to our ADSs, including, but not limited to, the following:
•
We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

•
Issuance under this offering and future issuance of ADSs or common shares will result in additional dilution of the percentage ownership of our shareholders and could cause the price of the ADSs to fall.

•
The ADSs offered hereby will be sold in an “at-the-market offering” and investors who buy ADSs at different times will likely pay different prices.

•
The actual number of ADSs we will issue under the sales agreement, at any one time or in total, is uncertain.

•
The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors; and

•
Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A common shares and the ADSs may view as beneficial.

Corporate Information
Our principal executive offices are located at 31/F, Block 12-A, Shenzhen Bay Science and Technology Ecological Park, Nanshan District, Shenzhen, Guangdong 518057, People’s Republic of China. Our telephone number at this address is +86 755-8388-1462. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711.
SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. You can also find information on our website https://ir.jiguang.cn. The information contained on our website is not a part of this prospectus supplement.

THE OFFERING
ADSs Offered by Us
ADSs with an aggregate offering price of up to US$8,000,000.
The ADSs
Every three ADSs represent 40 Class A common shares. See “Description of American Depositary Shares” in the accompanying prospectus.
Distribution
Sales of our ADSs under this prospectus supplement and the accompanying prospectus may include sales through ordinary brokers’ transactions, to or through a market maker, on or through Nasdaq or other markets for our ADSs, or as otherwise agreed with the sales agent.
Use of Proceeds
Because there is no minimum offering amount, the proceeds to us are not determinable at this time.
We currently intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes. We may also use a portion of the net proceeds for investing in, or acquiring, complementary businesses, although we have not identified any near-term investment or acquisition target.
The foregoing represents our current intentions to use and allocate the net proceeds from this offering based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply these net proceeds. See “Use of Proceeds” for more information.
Risk Factors
See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference for a discussion of factors you should carefully consider before deciding to invest in the ADSs.
Depositary of the ADSs
The Bank of New York Mellon
Listing
The ADSs are listed on The Nasdaq Capital Market under the ticker symbol “JG.”

RISK FACTORS
Investing in our ADSs involves risk. Before you decide to buy our ADSs, you should carefully consider the risks described below and under “Item 3. Key Information — D. Risk Factors” of the 2024 Form 20-F, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
The current tensions in international trade and rising political tensions may adversely impact our business, financial condition, and results of operations.
There have been heightened tensions in international economic relations in recent years and these tensions may continue to escalate in the future. These tensions have resulted in changes in international trade policies and, as they further escalate, may result in additional barriers to trade. For example, the tensions between the United States and China in recent years have led to additional, or higher tariffs imposed by the United States on products imported from China and restrictions on the sale of certain products into the United States. China has responded by imposing, and proposing to impose additional, or higher tariffs on products imported from the United States, among other measures. In addition, international political tensions have escalated and continue to be subject to uncertainties with respect to a wide range of issues. Should we or any of our major business partners become subject to sanctions or restrictions by the U.S. government, our business may be adversely affected. The U.S. government has also adopted measures aiming to prohibit or restrict U.S. investment in China-associated companies that operate in certain industries. Rising political tensions could reduce levels of trades, investments, technological exchanges, and other economic activities, which would materially and adversely affect the global economic conditions and the stability of global financial markets. These developments may also lead to increased compliance costs, operational disruptions, and potential constraints on our access to capital markets. The possibility of the U.S. government delisting China-associated companies from U.S. stock exchanges, as recently reported in the media, creates uncertainty regarding our ability to maintain our Nasdaq listing. Any further escalation of international tensions may have a negative impact on the general, economic, political, and social conditions of the countries where we operate and, in turn, adversely impact our business, financial condition, and results of operations.
We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.
We will have broad discretion over the use of proceeds from this offering. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. We currently plan to use the net proceeds, if any, for working capital and general corporate purposes. See “Use of Proceeds.” Our failure to apply the net proceeds from this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.
Investors will experience immediate and substantial dilution after giving effect to the net proceeds from this offering.
The issuance price of our ADSs in this offering will be substantially higher than the net tangible book value per ADS before giving effect to this offering. Accordingly, an investor in this offering will incur immediate substantial dilution of approximately US$7.57 per ADS, representing the difference between the issuance price and our pro forma as adjusted net tangible book value as of June 30, 2025 after giving effect to this offering. See “Dilution” for more information.
Issuances under this offering and future issuances of ADSs or Class A common shares will result in additional dilution of the percentage ownership of our shareholders and could cause the price of our ADSs to fall.
We may issue ADSs with an aggregate offering price of up to US$8,000,000 in this offering. Any sales in the public market of additional ADSs may create a downward pressure on the market price of our ADSs and/or may increase the opportunities to create short positions with respect to the ADSs, which could in turn further adversely affect the prevailing market price of our ADSs. We may also need additional capital in the future to finance our operations. We may sell common shares, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. Furthermore, we may issue additional ADSs and Class A common shares in connection with the grant of equity awards to employees under our equity incentive plans. Any such issuance of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the value of our securities to decline.
The ADSs offered hereby will be sold in an “at the market offering” and investors who buy ADSs at different times will likely pay different prices.
Investors who purchase ADSs in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. In addition, investors may experience a decline in the value of the ADSs they purchase in this offering as a result of sales made at prices lower than the prices they paid.
The actual number of ADSs we will issue under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agent at any time throughout the term of the sales agreement. The number of ADSs that are sold by the sales agent after delivering a sales notice will fluctuate based on the market price of the ADSs during the sales period and limits we set with the sales agent. Because the price per ADS of each ADS sold will fluctuate based on the market price of the ADSs during the sales period, it is not possible at this stage to predict the number of ADSs that will be ultimately issued.

USE OF PROCEEDS
In this offering, we may offer and sell up to US$8,000,000 of ADSs. Because there is no minimum offering amount, the actual total offering amount, commissions to the sales agent and proceeds to us are not determinable at this time.
We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. We may also use a portion of the net proceeds for investing in, or acquiring, complementary businesses, although we have not identified any near-term investment or acquisition target.
The foregoing represents our current intentions to use and allocate the net proceeds from this offering based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply these net proceeds. If an unforeseen event occurs or business conditions change, we may use these proceeds differently than as described above. To the extent that a certain portion or all of the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, investment grade, interest-bearing instruments or hold them as cash.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2025:
•
on an actual basis; and

•
on an as adjusted basis to reflect our issuance and sale of 11,053,541 Class A common shares represented by ADSs pursuant to this prospectus supplement, at an assumed offering price of US$9.65 per ADS, which was the closing price of our ADSs on Nasdaq on September 15, 2025, resulting in estimated net proceeds of US$7.6 million, after deducting sales agent commissions and estimated offering expenses payable by us.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes, and other information and documents included in this prospectus supplement or incorporated by reference into the accompanying prospectus.
	As of June 30, 2025
	Actual		As Adjusted
	RMB	US$	RMB	US$
	(in thousands)
Shareholders’ equity
Class A common shares (par value of US$0.0001 per share; 4,920,000,000 shares authorized, 63,256,460 shares issued and outstanding as of June 30, 2025; and 74,310,001 shares issued and outstanding on an as adjusted basis as of June 30, 2025)	40	5	47	6
Class B common shares (par value of US$0.0001 per share; 30,000,000 shares authorized, 17,000,189 shares issued and outstanding as of June 30, 2025; and 17,000,189 shares issued and outstanding on an as adjusted basis as of June 30, 2025)	11	2	11	2
Treasury shares (833,768 class A common shares as of June 30, 2025; and 833,768 Class A common shares on an as adjusted basis as of June 30, 2025)	(4,319)	(603)	(4,319)	(603)
Additional paid-in capital	1,047,406	146,212	1,101,771	153,801
Accumulated deficit	(998,288)	(139,356)	(998,288)	(139,356)
Accumulated other comprehensive income	19,770	2,760	19,770	2,760
Total Aurora Mobile Limited’s shareholders’ equity	64,620	9,020	118,992	16,610
Noncontrolling interests	32,937	4,598	32,937	4,598
Total shareholders’ equity	97,557	13,618	151,929	21,208
Total capitalization	97,557	13,618	151,929	21,208
On May 14, 2025, we entered into an at market issuance sales agreement with China Renaissance Securities (Hong Kong) Limited, as sales agent or principal pursuant to which we may offer and sell our ADSs having an aggregate offering price of up to US$8,000,000 from time to time through or to the sales agent. During the period from June 30, 2025 until the date of this prospectus, we have issued and sold 13,806 ADSs pursuant to the sales agreement.

DILUTION
If you purchase the ADSs in this offering, your interest will be diluted to the extent of the excess of the offering price per ADS over our net tangible book value per ADS after this offering.
Our actual net tangible book value as of June 30, 2025 was RMB47.7 million (US$6.7 million), or RMB0.59 (US$0.08) per common share and RMB7.92 (US$1.11) per ADS. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities.
Without taking into account any other changes in such net tangible book value after June 30, 2025, other than to give effect to our issuance and sale of 829,016 ADSs in this offering, at an assumed offering price of US$9.65 per ADS, the closing price of our ADSs on Nasdaq on September 15, 2025, after deducting sales agent commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at June 30, 2025 would have been US$0.16 per outstanding common share, including Class A common shares underlying our outstanding ADSs, or US$2.08 per ADS. This represents an immediate increase in net tangible book value of US$0.08 per common share, or US$0.97 per ADS, to existing shareholders and an immediate dilution in net tangible book value of US$0.56 per common share, or US$7.57 per ADS, to purchasers of ADSs in this offering.
The following table illustrates the dilution on a per common share and per ADS basis assuming an offering price per ADS of US$9.65 in this offering:
	Per Common shares	Per ADS
Assumed offering price	US$0.72	US$9.65
Actual net tangible book value as of June 30, 2025	US$0.08	US$1.11
Increase in net tangible book value attributable to this offering	US$0.08	US$0.97
As adjusted net tangible book value as of June 30, 2025, adjusted to give effect to this offering	US$0.16	US$2.08
Amount of dilution in net tangible book value to new investors in this offering	US$0.56	US$7.57
The as adjusted information discussed above is illustrative only.
The above discussion and table are based on 63,256,460 Class A common shares and 17,000,189 Class B common shares outstanding as of June 30, 2025.
The following table summarizes, on an as adjusted basis as of June 30, 2025, the differences between the shareholders as of June 30, 2025 and the new investors with respect to the number of common shares purchased from us in this offering, the total consideration paid and the average price per common share paid, assuming an offering price per ADS of US$9.65 in this offering, before deducting sales agent commissions and estimated offering expenses payable by us.
	Common shares Purchased		Total Consideration		Average Price Per Common shares	Average Price Per ADS
	Number	Percent	Amount (in thousands of US$)	Percent	US$	US$
Existing shareholders	80,256,649	87.9%	146,219	94.8%	1.82	24.29
New investors	11,053,541	12.1%	8,000	5.2%	0.72	9.65
Total	91,310,190	100%	154,219	100%
To the extent that any additional equity is granted under our stock incentive plans, there may be further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

DIVIDEND POLICY
Our board of directors has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.
We do not have any present plan to pay any cash dividends on our common shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in mainland China for our cash requirements, including any payment of dividends to our shareholders. Regulations of mainland China may restrict the ability of our mainland China subsidiaries to pay dividends to us. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations on Dividend Distribution” of the 2024 Form 20-F.
If we pay any dividends on our Class A common shares, we will pay those dividends which are payable in respect of the Class A common shares underlying the ADSs to the Depositary, as the registered holder of such Class A common shares, and the Depositary then will pay such amounts to the ADS holders in proportion to Class A common shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including net of the fees and expenses payable thereunder. Cash dividends on our common shares, if any, will be paid in U.S. dollars.

PLAN OF DISTRIBUTION
We have entered into the sales agreement with China Renaissance Securities (Hong Kong) Limited, or the sales agent, under which we may offer and sell ADSs representing our Class A common shares from time to time through or to the sales agent (including through its affiliates), acting as agent or principal. Pursuant to this prospectus supplement and accompanying prospectus, we may offer and sell up to an aggregate of US$8,000,000 of ADSs. Sales of ADSs, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to sell ADSs under the sales agreement, we will notify the sales agent of the amount of ADSs to be sold, the time period during which such sales are requested to be made, any limitation on the number of ADSs to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the sales agent, unless the sales agent declines in writing to accept the terms of such notice, the sales agent has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such ADSs up to the amount specified on such terms. We have no obligation to sell any ADSs under the sales agreement. The obligations of the sales agent under the sales agreement to sell ADSs are subject to a number of conditions that we must meet.
The settlement of sales of ADSs between us and the sales agent is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay the sales agent a commission of 3.0% of the aggregate gross proceeds we receive from each sale of ADSs. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The remaining proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of ADSs in this offering. We have also agreed to reimburse the sales agent for certain specified fees and documented expenses, including the reasonable and documented out-of-pocket fees and disbursements of its legal counsel (i) in an amount not to exceed $75,000 in connection with the execution of the sales agreement and (ii) in an amount not to exceed $15,000 per year thereafter payable in connection with representation dates with respect to which we are obligated to deliver a certificate to the sales agent pursuant to the sales agreement for which no waiver is applicable and excluding the date of the sales agreement. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to the sales agent under the terms of the sales agreement, will be approximately $0.3 million.
The sales agent will provide written confirmation to us as soon as practicable after the close on Nasdaq on each day on which ADSs are sold under the sales agreement. Each confirmation will include the number of ADSs sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of ADSs on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agent against certain liabilities, including civil liabilities under the Securities Act. We have also agreed to contribute to payments the sales agent may be required to make in respect of such liabilities.
The offering of ADSs pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all ADSs subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part.
The sales agent and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, the sales agent will not engage in any market-making activities involving ADSs while the offering is ongoing under this prospectus supplement.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the sales agent, and the sales agent may distribute the prospectus supplement and the accompanying prospectus electronically. The address of China Renaissance is Units 8107-08, Level 81, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A common shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law.
The sales agent is being represented by Duane Morris LLP with respect to certain legal matters as to United States federal securities and New York State law.

EXPERTS
The consolidated financial statements of Aurora Mobile Limited appearing in Aurora Mobile Limited’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The office of Ernst & Young Hua Ming LLP is located at 21st Floor, China Resources Building, No. 5001 Shennan Dong Road, Shenzhen 518001, the People’s Republic of China.

EXPENSES
The following are the estimated expenses related to the filing of the registration statement of which this prospectus supplement forms a part, all of which will be paid by us.
Expenses	Amount
SEC Registration Fee(1)	US$	10,323
FINRA filing fee(1)	US$	17,187
Legal fees and expenses	US$	135,000
Printing and engraving expenses	US$	7,000
Accounting fees and expenses	US$	100,000
Total	US$	269,510

(1)
Including fees previously paid.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F within four months after the end of each fiscal year. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can also find information on our website https://ir.jiguang.cn. The information contained on our website is not a part of this prospectus supplement.
This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of the document into which it is incorporated and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into the accompanying prospectus, or between information incorporated by reference into the accompanying prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 3, 2025 (File No. 001-38587);

•
our current report on Form 6-K furnished to the SEC on May 14, 2025;

•
our current report on Form 6-K furnished to the SEC on September 19, 2025;

•
the description of our capital stock contained in our registration statement on Form 8-A12B filed with the SEC on July 13, 2018 (File No. 001-38587), including any amendment or reports filed for the purpose of updating such description;

•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of our ADSs offered by this prospectus;

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Aurora Mobile Limited
31/F, Block 12-A, Shenzhen Bay Science and Technology Ecological Park
Nanshan District, Shenzhen, Guangdong 518057
People’s Republic of China

Up to US$8,000,000
American Depositary Shares Representing Class A Common shares
Aurora Mobile Limited
PROSPECTUS SUPPLEMENT
China Renaissance
Dated           , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide for indemnification of officers and directors from and against all actions, proceedings, costs, charges, losses, damages and liabilities which they may incur or sustain in or by reason of the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning the company or its affairs in any court whether in the Cayman Islands or elsewhere other than by reason of such person’s own dishonesty, wilful default or fraud.
The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.
Pursuant to the indemnification agreements between us and our directors and officers, the form of which was filed as Exhibit 10.3 to our registration statement on Form F-1 (File No. 333-225993) that was filed with the SEC on July 13, 2018, we agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer.
ITEM 9.   EXHIBITS
The exhibits to this registration statement are listed in the Index to Exhibits below.
ITEM 10.   UNDERTAKINGS.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, as amended, and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS
Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
4.1**
Registrant’s Specimen Certificate for Class A common Shares (incorporated by reference to Exhibit 4.2 to the registration statement on Form F-1/A (File No. 333-225993), filed with the Securities and Exchange Commission on July 13, 2018)

4.2**
Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts, dated July 25, 2018 (incorporated herein by reference to Exhibit 4.3 to the Form S-8 filed on December 17, 2018 (File No. 333-228839))

4.3**	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.2)
4.4*	Registrant’s Specimen Certificate for Preferred Shares
4.5*	Form of Warrant Agreement (including Warrant Certificate)
4.6*	Form of Subscription Right Agreement (including form of Right Certificate)
4.7*	Form of Unit Agreement (including form of Unit Certificate)
5.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the securities being registered and certain Cayman Islands legal matters
8.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands legal matters (included in Exhibit 5.1)
8.2**	Opinion of Han Kun Law Offices regarding certain PRC legal matters
23.1**	Consent of Ernst & Young Hua Ming LLP, an independent registered public accounting firm
23.2**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3**	Consent of Han Kun Law Offices (included in Exhibit 8.2)
24.1**	Powers of Attorney (included on signature page)
107**	Registration Fee Table

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement.

**
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, China on October 14, 2025.
AURORA MOBILE LIMITED
By:
/s/ Weidong Luo

Name:
Weidong Luo

Title:
Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities set forth below on October 14, 2025.
Signature	Title
/s/ Weidong Luo Weidong Luo	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
* Kwok Hin Tang	Director
* John Tiong Lu Koh	Director
* Peter Si Ngai Yeung	Director
* Hon Sang Lee	Director
/s/ Shan-Nen Bong Shan-Nen Bong	Chief Financial Officer (principal financial and accounting officer)

*By:
/s/ Weidong Luo

Name: Weidong Luo
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Under the Securities Act, the undersigned, the duly authorized representative in the United States of Aurora Mobile Limited, has signed this registration statement in Newark, Delaware on October 14, 2025.
Authorized U.S. Representative
Puglisi & Associates
By:
/s/ Donald J. Puglisi

Name:
Donald J. Puglisi

Title:
Managing Director